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                                                                   EXHIBIT 10.03

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                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF JANUARY 16, 2004

                                  BY AND AMONG

                             PORTOLA PACKAGING, INC.

                                   AS BORROWER

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                    AS AGENT

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                   AS LENDERS

                                       AND

                        GECC CAPITAL MARKETS GROUP, INC.
                              AS SYNDICATION AGENT

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                                TABLE OF CONTENTS

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                                                                                                                PAGE
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
SECTION 1.           AMOUNTS AND TERMS OF LOANS............................................................       1

   1.1      LOANS..........................................................................................       1
   1.2      INTEREST AND RELATED FEES......................................................................       5
   1.3      OTHER FEES AND EXPENSES........................................................................       9
   1.4      PAYMENTS.......................................................................................      10
   1.5      PREPAYMENTS....................................................................................      11
   1.6      MATURITY.......................................................................................      12
   1.7      LOAN ACCOUNTS..................................................................................      12
   1.8      YIELD PROTECTION...............................................................................      12
   1.9      TAXES..........................................................................................      13
   1.10     OPTIONAL PREPAYMENT/REPLACEMENT OF LENDERS.....................................................      14
   1.11     LIABILITY UNCONDITIONAL........................................................................      15

SECTION 2.           AFFIRMATIVE COVENANTS.................................................................      16

   2.1      COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS...............................................      16
   2.2      MAINTENANCE OF PROPERTIES; INSURANCE...........................................................      17
   2.3      INSPECTION; LENDER MEETING.....................................................................      18
   2.4      ORGANIZATIONAL EXISTENCE.......................................................................      18
   2.5      FURTHER ASSURANCES.............................................................................      18
   2.6      HOLDING COMPANY................................................................................      19
   2.7      ENVIRONMENTAL MATTERS..........................................................................      19
   2.8      DISSOLUTION OF CERTAIN SUBSIDIARIES............................................................      20

SECTION 3.           NEGATIVE COVENANTS....................................................................      20

   3.1      INDEBTEDNESS...................................................................................      20
   3.2      LIENS AND RELATED MATTERS......................................................................      21
   3.3      INVESTMENTS....................................................................................      23
   3.4      CONTINGENT OBLIGATIONS.........................................................................      25
   3.5      RESTRICTED JUNIOR PAYMENTS.....................................................................      27
   3.6      RESTRICTION ON FUNDAMENTAL CHANGES.............................................................      28
   3.7      DISPOSAL OF ASSETS OR SUBSIDIARY STOCK.........................................................      29
   3.8      TRANSACTIONS WITH AFFILIATES...................................................................      30
   3.9      CONDUCT OF BUSINESS............................................................................      30
   3.10     CHANGES RELATING TO INDEBTEDNESS...............................................................      30
   3.11     FISCAL YEAR....................................................................................      30
   3.12     PRESS RELEASE; PUBLIC OFFERING MATERIALS.......................................................      30
   3.13     SUBSIDIARIES...................................................................................      31
   3.14     BANK ACCOUNTS..................................................................................      31
   3.15     APPLICATIONS UNDER CCAA........................................................................      31
   3.16     INACTIVE SUBSIDIARIES..........................................................................      31
   3.17     PRESS RELEASE; PUBLIC OFFERING MATERIALS.......................................................      31
   3.18     HAZARDOUS MATERIALS............................................................................      32

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
SECTION 4.           FINANCIAL COVENANTS/REPORTING.........................................................      32

   4.1      LEASE LIMITS...................................................................................      32
   4.2      FIXED CHARGE COVERAGE..........................................................................      32
   4.3      [INTENTIONALLY OMITTED]........................................................................      32
   4.4      MAINTENANCE OF MINIMUM AVAILABILITY............................................................      32
   4.5      FINANCIAL STATEMENTS AND OTHER REPORTS.........................................................      32
   4.6      ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.............      36

SECTION 5.           REPRESENTATIONS AND WARRANTIES........................................................      37

   5.1      DISCLOSURE.....................................................................................      37
   5.2      NO MATERIAL ADVERSE EFFECT.....................................................................      37
   5.3      NO CONFLICT....................................................................................      37
   5.4      ORGANIZATION, POWERS, CAPITALIZATION AND GOOD STANDING.........................................      38
   5.5      FINANCIAL STATEMENTS AND PROJECTIONS...........................................................      38
   5.6      TITLE TO PROPERTIES, ETC.......................................................................      39
   5.7      INTELLECTUAL PROPERTY..........................................................................      39
   5.8      INVESTIGATIONS, AUDITS, ETC....................................................................      39
   5.9      EMPLOYEE MATTERS...............................................................................      39
   5.10     SOLVENCY.......................................................................................      40
   5.11     [INTENTIONALLY OMITTED]........................................................................      40
   5.12     USE OF PROCEEDS; MARGIN REGULATIONS............................................................      40

SECTION 6.           DEFAULT, RIGHTS AND REMEDIES..........................................................      40

   6.1      EVENT OF DEFAULT...............................................................................      40
   6.2      SUSPENSION OR TERMINATION OF REVOLVING LOAN COMMITMENT.........................................      44
   6.3      ACCELERATION AND OTHER REMEDIES................................................................      44
   6.4      PERFORMANCE BY AGENT...........................................................................      45
   6.5      APPOINTMENT OF RECEIVER........................................................................      45

SECTION 7.           CONDITIONS TO LOANS...................................................................      45

   7.1      CONDITIONS TO INITIAL LOANS....................................................................      46
   7.2      CONDITIONS TO ALL LOANS........................................................................      46

SECTION 8.           ASSIGNMENT; PARTICIPATION; AGENT; ETC.................................................      46

   8.1      ASSIGNMENTS AND PARTICIPATIONS.................................................................      46
   8.2      AGENT..........................................................................................      48
   8.3      AMENDMENTS, CONSENTS AND WAIVERS...............................................................      53
   8.4      SET OFF AND SHARING OF PAYMENTS................................................................      53
   8.5      DISBURSEMENT OF FUNDS..........................................................................      54
   8.6      DISBURSEMENTS OF ADVANCES; PAYMENT.............................................................      54

SECTION 9.           MISCELLANEOUS.........................................................................      57

   9.1      INDEMNITIES....................................................................................      57
   9.2      AMENDMENTS AND WAIVERS.........................................................................      57
   9.3      NOTICES........................................................................................      58

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
   9.4      FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE..........................................      59
   9.5      MARSHALLING; PAYMENTS SET ASIDE................................................................      59
   9.6      SEVERABILITY...................................................................................      59
   9.7      LENDERS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS............................      59
   9.8      HEADINGS.......................................................................................      60
   9.9      APPLICABLE LAW.................................................................................      60
   9.10     SUCCESSORS AND ASSIGNS.........................................................................      60
   9.11     NO FIDUCIARY RELATIONSHIP; LIMITED LIABILITY...................................................      60
   9.12     CONSTRUCTION...................................................................................      60
   9.13     CONFIDENTIALITY................................................................................      60
   9.14     CONSENT TO JURISDICTION........................................................................      61
   9.15     WAIVER OF JURY TRIAL...........................................................................      62
   9.16     SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS..................................................      62
   9.17     ENTIRE AGREEMENT...............................................................................      62
   9.18     COUNTERPARTS; EFFECTIVENESS....................................................................      62
   9.19     JUDGMENT CURRENCY..............................................................................      62

SECTION 10.             DEFINITIONS........................................................................      63

   10.1     CERTAIN DEFINED TERMS..........................................................................      63
   10.2     OTHER DEFINITIONAL PROVISIONS..................................................................      79

SECTION 11.................................................................................................      79

   11.1     TRANSACTIONS ON THE CLOSING DATE...............................................................      79

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                                  DEFINED TERMS

                                                                                                               PAGE
Accounting Changes.........................................................................................
Accounts...................................................................................................
Adjustment Date............................................................................................
Affected Lender............................................................................................
Affiliate..................................................................................................
Agency Assignment Agreement ...............................................................................
Agreed Currency............................................................................................
Agreement..................................................................................................
Applicable Commitment Fee Percentage.......................................................................
Asset Disposition..........................................................................................
Assignment and Acceptance Agreement........................................................................
Availability...............................................................................................
Bank Line Issuer...........................................................................................
Bankruptcy Law.............................................................................................
Borrowers..................................................................................................
Borrowing Base.............................................................................................
Borrowing Base Availability................................................................................
Borrowing Base Certificate.................................................................................
Breakage Fee...............................................................................................
Business Day...............................................................................................
Calculation Period.........................................................................................
Canadian Dollars...........................................................................................
Canadian Pension Plan......................................................................................
Canadian Restricted Subsidiary.............................................................................
Canadian Security Documents................................................................................
Capital Expenditures.......................................................................................
Capital Stock..............................................................................................
Cash Equivalents...........................................................................................
Cash Management Obligations................................................................................
CCAA.......................................................................................................
CCAA Plan..................................................................................................
Certificate of Exemption...................................................................................
Change of Control..........................................................................................
Chase Warrant..............................................................................................
Chino Property.............................................................................................
Closing Date...............................................................................................
Collateral.................................................................................................
Commitment Termination Date................................................................................
Consolidated...............................................................................................
Consolidated Restricted Subsidiary.........................................................................
Consolidated Subsidiary....................................................................................
Contingent Obligation......................................................................................
Contractual Obligations....................................................................................

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
Daily Interest Amount......................................................................................
Daily Interest Rate........................................................................................
Daily Loan Balance.........................................................................................
Default....................................................................................................
Defaulting Lender..........................................................................................
Disqualified Stock.........................................................................................
Domestic Borrower..........................................................................................
Domestic Lenders...........................................................................................
EBITDA.....................................................................................................
Environmental Claims.......................................................................................
Environmental Laws.........................................................................................
Environmental Liabilities..................................................................................
Environmental Permits......................................................................................
Equipment..................................................................................................
Equity Interests...........................................................................................
ERISA......................................................................................................
Eurocurrency Liabilities...................................................................................
Event of Default...........................................................................................
Existing Agent.............................................................................................
Existing Credit Agreement..................................................................................
Existing Lender............................................................................................
Existing Obligations.......................................................................................
Existing Revolving Loan Commitment.........................................................................
Faulstich Property.........................................................................................
Federal Funds Effective Rate...............................................................................
Fee Letter.................................................................................................
Fixed Asset Availability Date..............................................................................
Fixed Charge Coverage......................................................................................
Fixed Charges..............................................................................................
Foreign Lender.............................................................................................
Funding Date...............................................................................................
GAAP.......................................................................................................
GE Capital ................................................................................................
Hazardous Material.........................................................................................
Heller.....................................................................................................
Heller Warrant.............................................................................................
Holding Company............................................................................................
Inactive Subsidiaries......................................................................................
Indebtedness...............................................................................................
Indemnitees................................................................................................
Index Rate.................................................................................................
Index Rate Loan............................................................................................
Index Rate Margin..........................................................................................
Intellectual Property......................................................................................
Interest Period............................................................................................
Interest Rate Agreement....................................................................................

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
Interest Ratio.............................................................................................
Interest Settlement Date...................................................................................
Inventory..................................................................................................
Investment.................................................................................................
IRC........................................................................................................
L/C Issuer.................................................................................................
Lender.....................................................................................................
Lender Assignment Agreement ...............................................................................
Letter of Credit Liability.................................................................................
Letter of Non-Exemption....................................................................................
Letters of Credit..........................................................................................
LIBOR......................................................................................................
LIBOR Loan.................................................................................................
LIBOR Margin...............................................................................................
Lien.......................................................................................................
Loan.......................................................................................................
Loan Documents.............................................................................................
Loan Party.................................................................................................
Loans......................................................................................................
Master Documentary Agreement ..............................................................................
Master Standby Agreement...................................................................................
Material Adverse Effect....................................................................................
Maximum Revolving Loan Balance.............................................................................
Mexican Restricted Subsidiary..............................................................................
Mexican Security Documents.................................................................................
Mortgage...................................................................................................
Mortgaged Property.........................................................................................
Negative Pledge Agreements.................................................................................
Net Proceeds...............................................................................................
Note.......................................................................................................
Notes......................................................................................................
notice of default..........................................................................................
Obligations................................................................................................
Operating Cash Flow........................................................................................
Other Capitalized Costs....................................................................................
Other Currency.............................................................................................
Permitted Encumbrances.....................................................................................
Permitted Investors........................................................................................
Person.....................................................................................................
Personal Property Security Legislation.....................................................................
Pounds Sterling............................................................................................
PPE........................................................................................................
PPSA.......................................................................................................
Priority Payable Reserve...................................................................................
Pro Forma..................................................................................................
Pro Rata Share.............................................................................................

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
Proceeds...................................................................................................
Projections................................................................................................
Public Equity Offering.....................................................................................
Real Estate................................................................................................
Receiver...................................................................................................
Register...................................................................................................
Related Fund...............................................................................................
Related Party..............................................................................................
Related Transactions.......................................................................................
Related Transactions Documents.............................................................................
Release....................................................................................................
Replacement Lender.........................................................................................
Requisite Lenders..........................................................................................
Restricted Junior Payment..................................................................................
Restricted Subsidiary......................................................................................
Revolving Credit Exposure..................................................................................
Revolving Loan Commitment..................................................................................
Revolving Loans............................................................................................
Second Amended Credit Agreement............................................................................
Security Agreement.........................................................................................
Security Documents.........................................................................................
Selected Interest Rates....................................................................................
Senior Note Documents......................................................................................
Senior Note Indenture......................................................................................
Senior Notes...............................................................................................
Settlement Date............................................................................................
Statement..................................................................................................
Subordinated Indebtedness..................................................................................
Subsidiary.................................................................................................
Sumter Properties..........................................................................................
Tech Industries............................................................................................
Total Indebtedness.........................................................................................
UK Restricted Subsidiary...................................................................................
UK Security Documents......................................................................................
Unfinanced Capital Expenditures............................................................................
Unqualified................................................................................................
Unrestricted Subsidiary....................................................................................
US Dollars.................................................................................................
US Security Documents......................................................................................
Year 2000 Complaint........................................................................................

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

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                  This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is dated as of January 16, 2004, and entered into by and among Portola Packaging, Inc., a Delaware corporation ("Borrower"), the financial institutions who are or hereafter become parties to this Agreement as "Lenders", (as such term is defined in subsection 10.1 hereof), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), as the initial "L/C Issuer" of Letters of Credit (defined below) and as "Agent" (as such term is defined in subsection 10.1 hereof).

                                R E C I T A L S:

                  WHEREAS, Borrower and Heller Financial, Inc., a Delaware corporation ("Heller"), as Agent ("Existing Agent") and Lender ("Existing Lender") are parties to that certain Third Amended and Restated Credit Agreement dated as of September 29, 2000, as amended (the "Existing Credit Agreement"), pursuant to which Heller has extended to Borrower a $54,000,000 revolving loan commitment (the "Existing Revolving Loan Commitment"); and

                  WHEREAS, immediately prior to the effectiveness of this Agreement, Existing Agent will assign to Agent all of its, rights, duties and obligations as agent under the Existing Credit Agreement and the other Loan Documents pursuant to that certain Agency Assignment Agreement of even date herewith between Existing Agent and Agent (the "Agency Assignment Agreement") and Existing Lender will assign to GE Capital all of its rights, duties and obligations as a lender under the Existing Credit Agreement and the other Loan Documents pursuant to that certain Assignment and Acceptance Agreement of even date herewith between Existing Lender and GE Capital (the "Lender Assignment Agreement"); and

                  WHEREAS, GE Capital, as Agent and sole Lender as of the date hereof, has agreed to reduce the aggregate amount of the Revolving Loan Commitment and to make certain other modifications to the terms of the Existing Credit Agreement as provided in this Agreement. In connection therewith, the parties wish to amend and restate the Existing Credit Agreement to read in its entirety as set forth below.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Agent agree as follows:

                                   SECTION 1.

                           AMOUNTS AND TERMS OF LOANS

         1.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein:

                  (A) Revolving Loans. Each Lender agrees, severally and not jointly, to lend to Borrower from the Closing Date to January 23, 2009 (the "Commitment Termination Date"), its

Pro Rata Share of the Revolving Loans requested by Borrower to be made by Lenders under this subsection 1.1(A), up to an aggregate maximum for all Lenders of Fifty Million Dollars ($50,000,000) (as the same may be reduced from time to time hereunder, the "Revolving Loan Commitment"). Advances or amounts outstanding under the Revolving Loan Commitment will be called "Revolving Loans". Revolving Loans may be repaid and reborrowed. All Revolving Loans shall be repaid in full on the Commitment Termination Date. If at any time the outstanding Revolving Loans exceed the Maximum Revolving Loan Balance, Lenders shall not be obligated to make Revolving Loans, no additional Letters of Credit shall be issued and Revolving Loans must be repaid immediately in an amount sufficient to eliminate any excess. Revolving Loans may be requested in any amount with one (1) Business Day's prior written or telephonic notice required for amounts equal to or greater than $5,000,000. For amounts less than $5,000,000, written or telephonic notice must be provided by noon (Chicago, Illinois time) on the day on which the Revolving Loan is to be made. All Revolving Loans to be made as LIBOR Loans require three (3) Business Days' prior written notice. All Revolving Loans requested telephonically must be confirmed in writing within twenty-four (24) hours. Written notices for funding requests shall be in the form attached as Exhibit 1.1(A). Neither Agent nor any Lender shall incur any liability to Borrower for acting upon any telephonic notice that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower. The "Maximum Revolving Loan Balance" will be the lesser of (a) the "Borrowing Base" (as calculated on Exhibit 4.5(F), the "Borrowing Base Certificate") less outstanding Letter of Credit Liability ("Borrowing Base Availability") or (b) the Revolving Loan Commitment less outstanding Letter of Credit Liability.

                  (B) Letters of Credit. The Revolving Loan Commitment may, in addition to advances under Revolving Loans, be utilized, upon the request of Borrower, for the issuance of Letters of Credit; provided, however, that Letters of Credit shall be payable in US Dollars, or in other currencies upon the written consent of the Agent, exercised in its sole discretion, and shall only be issued or guaranteed by an L/C Issuer for the account of Borrower. Immediately upon the issuance by an L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Lender shall be deemed to have purchased from such L/C Issuer a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit.

                           (1)      Maximum Amount. The aggregate amount of
Letter of Credit Liability with respect to all Letters of Credit outstanding at any time shall not exceed Five Million Dollars ($5,000,000).

                           (2)      Reimbursement. Borrower shall be irrevocably
and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse any L/C Issuer on demand in immediately available funds for any amounts paid by such L/C Issuer with respect to a Letter of Credit issued for the account of Borrower, including all reimbursement payments, fees, charges, costs and expenses paid by such L/C Issuer. Borrower hereby authorizes and directs Agent, at Agent's option, to debit Borrower's account (by increasing the outstanding principal balance of the Revolving Loan) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit issued for the account of Borrower. All amounts paid by an L/C Issuer with respect to any Letter of Credit that are not immediately repaid by Borrower shall bear interest at the Index Rate. Each Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this subsection 1.1(B)(2). In the event Agent elects not to debit Borrower's account and Borrower fails to reimburse an L/C Issuer in full on the date of any payment in respect of a Letter of Credit issued for the account of Borrower, Agent shall promptly notify each Lender the amount of such unreimbursed payment and the accrued interest thereon and each such Lender, on the next Business Day, shall deliver to Agent an amount equal to its Pro Rata Share thereof in same day funds. Each Lender hereby absolutely and unconditionally agrees to pay to each L/C Issuer upon demand by such L/C Issuer such Lender's Pro Rata Share of each payment made by such L/C Issuer in respect of a Letter of Credit and not immediately reimbursed by Borrower. Each Lender acknowledges and agrees that its obligations to acquire participations pursuant to this subsection 1.1(B)(2) in respect of Letters of Credit and to make the payments to each L/C Issuer required by the preceding sentence are absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or any failure by Borrower to satisfy any of the conditions set forth in subsection
7.2. If any Lender fails to make available to an L/C Issuer the amount of such Lender's Pro Rata Share of any payments made by such L/C Issuer in respect of a Letter of Credit as provided in this subsection 1.1(B)(2), such L/C Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the Index Rate.

                           (3)      Request for Letters of Credit. Borrower
shall give Agent at least three (3) Business Days' prior written notice specifying the date a Letter of Credit is requested to be issued, the currency in which such Letter of Credit is payable, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby. If Agent informs Borrower that an L/C Issuer cannot issue the requested Letter of Credit directly, Borrower may request that L/C Issuer arrange for the issuance of the requested Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Agent, L/C Issuer and Borrower. The issuance of any Letter of Credit under this Agreement shall be subject to the conditions that the Letter of Credit (i) supports a transaction entered into in the ordinary course of business of Borrower or its Subsidiaries and (ii) is in a form, is for an amount and contains such terms and conditions as are reasonably satisfactory to the L/C Issuer and, in the case of standby letters of credit, Agent. Any notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit and the Master Standby Agreement or Master Documentary Agreement, as applicable, and an application for a Letter of Credit, if any, then required by the L/C Issuer completed in a manner satisfactory to such L/C Issuer. If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

                           (4)      Expiration Dates of Letters of Credit. The
expiration date of each Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the thirtieth
(30th) day prior to the Commitment Termination Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more successive one year periods, provided that the L/C Issuer has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Commitment Termination Date. An L/C Issuer may elect not to renew any such Letter of

Credit and, upon direction by Agent or any Lender, shall not renew any such Letter of Credit at any time during the continuance of an Event of Default, provided that, in the case of a direction by Agent or a Lender, such L/C Issuer receives such directions prior to the date notice of non-renewal is required to be given by such L/C Issuer and such L/C Issuer has had a reasonable period of time to act on such notice.

                           (5)      Obligations Absolute. The obligation of
Borrower to reimburse an L/C Issuer, Agent and Lender for payments made in respect of such Letter of Credit shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement including, without limitation, the following circumstances: (a) any lack of validity or enforceability of any Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which Borrower, any Subsidiary of Borrower, any Affiliates or any other Person may at any time have against any beneficiary of any Letter of Credit, Agent, any L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; or (f) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection 1.1(B)(5), constitute a legal or equitable discharge of Borrower's obligations hereunder.

                           (6)      Obligations of L/C Issuers. Each L/C Issuer
(other than GE Capital) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Agent has returned a written acknowledgment of such notice to L/C Issuer. Each L/C Issuer (other than GE Capital) further agrees to provide to Agent: (a) a copy of each Letter of Credit issued by such L/C Issuer promptly after its issuance; (ii) a weekly report summarizing available amounts under Letters of Credit issued by such L/C Issuer, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such week and the amount of any unreimbursed draws under such Letters of Credit; and (iii) such additional information reasonably requested by Agent from time to time with respect to the Letters of Credit issued by such L/C Issuer. Without limiting the generality of the foregoing, it is expressly understood and agreed by Borrower that the absolute and unconditional obligation of Borrower to reimburse payments made under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the L/C Issuer. However, the foregoing shall not be construed to excuse an L/C Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are subject to indemnification under the Master Standby Agreement or the Master Documentary Agreement.

                  (C) Notes. Borrower shall execute and deliver to each Lender a Note to evidence the Revolving Loans, such Note to be in the principal amount of such Lender's Pro

Rata Share of the Revolving Loan Commitment. In the event of an assignment under subsection 8.1, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the interests of the assigning Lender and the Person to which interests are to be assigned.

                  (D) Funding Authorization. The proceeds of all Loans made pursuant to this Agreement subsequent to the Closing Date are to be funded by Agent by wire transfer to the account designated by Borrower below:

                  Bank:                   Union Bank of California.
                  ABA No.:                122 000 496
                  Bank Address:           PO Box 45351
                                          San Francisco, California 94145-0351
                  Account No.:            6450-1-54944
                  Reference:              Portola Packaging, Inc.

Borrower shall provide Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

         1.2      Interest and Related Fees.

                  (A) Interest. From the date the Loans are made and the date the other Obligations become due, the Loans and the other Obligations shall bear interest, depending upon Borrower's election from time to time, as permitted herein, to have portions of the Loans accrue interest determined by reference to the Index Rate or LIBOR at the applicable rates set forth below.

                           (1)      The Revolving Loans and all other
Obligations shall bear interest as follows:

                                    (a)      If a Revolving Loan bearing
interest by reference to the Index Rate, then at the sum of the Index Rate plus the Index Rate Margin.

                                    (b)      If a Revolving Loan bearing
interest by reference to LIBOR, then at the sum of LIBOR plus the LIBOR Margin.

                  "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                  "Index Rate Margin" means (i) as of the Closing Date, 1.00% per annum, and (ii) thereafter, as of the first day of each month (each, an "Adjustment Date"), commencing on April 1, 2004, the Index Rate Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth on Schedule 1.2 hereto corresponding to the average daily Availability for the trailing three month period ending on the last day of the most recently completed month prior to the applicable Adjustment Date (each such period, a "Calculation Period") as calculated in the manner set forth on
Exhibit 4.5(F).

                  "LIBOR" means the greater of (a) 2.00% per annum or (b) for each Interest Period, a rate per annum determined by Agent equal to:

                  (a) the offered rate for deposits in US Dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of the relevant Interest Period; divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%).

                  If such interest rates shall cease to be available from Telerate News Service, LIBOR shall be determined from such financial reporting services or other information as shall be available to Agent.

                  "LIBOR Margin" means (i) as of the Closing Date, 2.50% per annum, and (ii) thereafter, as of each Adjustment Date, commencing on April 1, 2004, the LIBOR Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth on Schedule 1.2 hereto corresponding to the average daily Availability for the applicable Calculation Period as calculated in the manner set forth on Exhibit 4.5(F).

                  If an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the Index Rate Margin or LIBOR Margin shall occur on such Adjustment Date.

                  If Borrower shall fail to deliver a Borrowing Base Certificate by the date required pursuant to subsection 4.5(F), effective as of the tenth Business Day following the date on which such Borrowing Base Certificate was due, each applicable Index Rate Margin and each applicable LIBOR Margin shall be conclusively presumed to equal the highest applicable Index Rate Margin and the highest applicable LIBOR Margin specified in the pricing table set forth on
Schedule 1.2 hereto until the date of delivery of the Borrowing Base
Certificate.

                  Subject to paragraph (H) below, each LIBOR Loan may be obtained for a one, two, three or six month period (each such LIBOR Loan period being an "Interest Period"). With respect to all LIBOR Loans: (a) the Interest Period will commence on the date that the LIBOR Loan is made or the date on which a Index Rate Loan is converted into a LIBOR Loan, as applicable, or in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires,
(b) if the Interest Period expires on a day that is not a Business Day, then it will expire on the next

Business Day (unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day), (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, and (d) no Interest Period for Revolving Loans shall extend beyond the date two
(2) Business Days prior to the Commitment Termination Date. There may be no more than five (5) LIBOR Loans outstanding at any one time under the Revolving Loan Commitment.

                  (B) Commitment Fees. From the Closing Date, Borrower shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans (based upon their respective Pro Rata Shares), in arrears, on the first day of each month and on the date the Revolving Loan Commitment is terminated, a fee payable in US Dollars in an amount equal to (1) (a) the Revolving Loan Commitment less (b) the sum of (I) the average daily balance of the Revolving Loans plus (II) the average daily aggregate amount of outstanding Letter of Credit Liability, in each case during the preceding month, multiplied by (2) the Applicable Commitment Fee Percentage.

                  "Applicable Commitment Fee Percentage" means (i) as of the Closing Date, one-half of one percent (0.50%) per annum and (ii) thereafter, commencing with the month ending January 31, 2004, (a) in respect of any month for which the sum of the average daily balance of the Revolving Loans plus the average daily aggregate amount of outstanding Letter of Credit Liability exceeds fifty percent (50%) of the amount of the Revolving Loan Commitment, three-eighths as of one percent (0.375%) per annum and (b) in respect of any month for which the sum of the average daily balance of the Revolving Loans plus the average daily aggregate amount of outstanding Letter of Credit Liability is less than or equal to fifty percent (50%) of the amount of the Revolving Loan Commitment, one-half of one percent (0.50%) per annum.

                  (C) Letter of Credit Fee. From the Closing Date, Borrower shall pay Agent a fee in US Dollars for each Letter of Credit from the date of issuance to the date of termination equal to the average daily aggregate amount of outstanding Letter of Credit Liability during the preceding month multiplied by two and one-half percent (2.50%) per annum. Such fee shall be payable to Agent for the benefit of all Lenders committed to make Revolving Loans (based upon their respective Pro Rata Shares). Such fees are to be paid monthly in arrears on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (D) Computation of Interest and Related Fees. Interest on the Loans and other Obligations, including any fees set forth in this subsection 1.2, shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Index Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Index Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day's interest shall be charged. Interest on all Index Rate Loans is payable in arrears on the first day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.

                  (E) Default Rate of Interest. At the election of Agent or Requisite Lenders, after the occurrence of an Event of Default and for so long as it continues, to the extent permitted by applicable law, the Loans and other Obligations shall bear interest at a rate that is two percent (2.0%) in excess of the rates otherwise payable under this Agreement. Furthermore, at the election of Agent or Requisite Lenders during any period in which any Event of Default is continuing (1) as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into Index Rate Loans and (2) the LIBOR election will not be available to Borrower.

                  (F) Excess Interest. (a) Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Borrower shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection 1.2(F) shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at Agent's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrower shall not have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligation shall remain at the Maximum Rate until each Lender shall have received the amount of interest that such Lender would have received during such period on such Obligation had the rate of interest not been limited to the Maximum Rate during such period.

                  (G) LIBOR Election. Borrower may request that Revolving Loans be made as LIBOR Loans, that outstanding portions of Revolving Loans be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan upon expiration of the applicable Interest Period. Any such request will be made by submitting a written notice to Agent in the form of
Exhibit 1.1(A). Once given, and except as provided in subsection 1.2(H), a LIBOR Loan request shall be irrevocable and Borrower shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new LIBOR Loan request submitted to Agent not less than three (3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Index Rate Loan. Loans which are not the subject of a LIBOR Loan request shall be Index Rate Loans. Agent will notify Lenders, by telephonic or facsimile notice, of each LIBOR Loan request received by Agent not less than two (2) Business Days prior to the first day of the Interest Period of the LIBOR Loan requested thereby.

                  (H) Inability to Determine LIBOR. (1) In the event, prior to commencement of any Interest Period relating to a Revolving Loan bearing interest by reference to LIBOR, Agent shall determine or be notified in writing by Requisite Lenders that adequate and reasonable methods do not exist for ascertaining LIBOR, Agent shall use best efforts to provide within one Business Day of such determination, and in any event shall promptly provide, notice of such determination to Borrower and Lenders (which shall be conclusive and binding on Borrower and Lenders). In such event (a) any request for a LIBOR Loan or for a conversion to a LIBOR Loan or continuation of a LIBOR Loan shall be automatically withdrawn and shall be deemed a request for a Index Rate Loan, (b) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Index Rate Loan and (c) the obligations of Lenders to make LIBOR Loans shall be suspended until Agent or Requisite Lenders determine that the circumstances giving rise to such suspension no longer exist, in which event Agent, upon the instructions of Requisite Lenders, shall so notify Borrower and Lenders.

                  (I) Illegality. (1) Notwithstanding any other provisions hereof, if any law, rule, regulation, treaty or directive or interpretation or application thereof shall make it unlawful for any Lender to make, fund or maintain LIBOR Loans, such Lender shall promptly give notice of such circumstances to Agent, Borrower and the other Lenders. In such an event, (1) the commitment of such Lender to make LIBOR Loans or convert Index Rate Loans to LIBOR Loans shall be immediately suspended and (2) such Lender's outstanding LIBOR Loans shall be converted automatically to Index Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by law.

         1.3      Other Fees and Expenses.

                  (A) Certain Fees. Borrower shall pay to GE Capital, individually, the fees specified in that certain letter agreement dated the date hereof (the "Fee Letter"), between Borrower and GE Capital in the amounts and at the times specified therein.

                  (B) Audit Fees. Borrower shall pay to Agent an audit fee equal to $750 per in-house auditor per day or any portion thereof, together with out-of-pocket expenses, or out-of-pocket costs (including fees and expenses) paid to third party auditors. Following the Closing Date and prior to a Default or an Event of Default, however, Agent shall be limited to one (1) such audit per country per fiscal year at Borrower's expense.

                  (C) Breakage Fees. Upon (i) any default by Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower's delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), the Borrower shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such

LIBOR Loan, an amount (the "Breakage Fee") equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) in connection with the re-employment of such funds) that any Lender may sustain as a result of such default or such payment. For purposes of calculating amounts payable to a Lender under this subsection 1.3(C), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR or through the purchase of bankers acceptances, as applicable, in an amount equal to the amount of that LIBOR Loan, as applicable, and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 1.3(C).

                  (D) Expenses, Legal and Attorneys Fees. Borrower agrees to promptly pay all fees, costs and expenses (including reasonable legal and attorneys' fees and expenses and appraisal fees and expenses) incurred by Agent in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers. Borrower agrees to promptly pay all fees, costs and expenses (including attorneys' fees and expenses) incurred by Agent or any Lender in connection with any action to enforce any Loan Document or to collect any payments due from Borrower or any other Loan Party. All fees, costs and expenses for which Borrower is responsible under this subsection 1.3(D) shall be deemed part of the Obligations when incurred, payable in accordance with the final two sentences of subsection 1.4 and secured by the Collateral.

         1.4 Payments. All payments by Borrower of the Obligations shall be made in US Dollars, in same day funds and delivered to Agent, for the benefit of Agent and Lenders, as applicable, by wire transfer to the following account or such other place within the United States as Agent may from time to time designate in writing:

                               ABA No. 021-001-033
                               Account Number 502-328-54
                               Bankers Trust Company
                               New York, New York
                               ACCOUNT NAME: GECC/CAF DEPOSITORY
                               Reference: GE Capital re Portola

Borrower shall receive credit on the day of receipt for funds received by Agent by 1:00 p.m.(Chicago, Illinois time). In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

                  Borrower hereby authorizes Lenders to make Revolving Loans on the basis of their Pro Rata Shares, for the payment of interest, commitment fees, Letter of Credit fees,

Breakage Fees, Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Liability pursuant to subsections 1.5(C) or 6.3. Prior to an Event of Default, other fees, costs and expenses (including legal fees and expenses) reimbursable to Agent pursuant to subsections 1.3(A) and (D) or elsewhere in any Loan Document may be debited to the Revolving Loan in such manner as Agent elects after fifteen (15) days' notice. After the occurrence of an Event of Default, no notice will be required.

         1.5      Prepayments.

                  (A) Voluntary Prepayments of Loans. At any time, Borrower may prepay the Loans, in whole or in part, without premium or penalty subject to the payment of Breakage Fees, if applicable. The payments shall be applied in accordance with subsection 1.5(D) or as otherwise may be agreed by Requisite Lenders.

                  (B) Prepayments from Asset Disposition. Immediately upon receipt of any Net Proceeds in excess of $250,000 for any single transaction or series of related transactions, Borrower shall repay the Loans by an amount equal to the amount of such Net Proceeds. The payments shall be applied in accordance with subsection 1.5(D) or as otherwise may be agreed by Requisite Lenders.

                  (C) Prepayments from Issuance of Securities. Immediately upon the receipt by Borrower or any of its Restricted Subsidiaries of the proceeds of the issuance of capital stock or other equity securities (other than (1) proceeds of the issuance of capital stock or other equity securities by Borrower received on or before the Closing Date, (2) proceeds from the issuance of capital stock or other equity securities by Borrower to employees and directors of Borrower and (3) proceeds of the issuance of capital stock or other equity securities of Borrower which are contemporaneously applied to repurchase capital stock or other equity securities of Borrower from existing holder(s) thereof or which are held by Borrower in accordance with Section 3.3(I) for the purpose of making Investments permitted under Section 3.3(I)), Borrower shall repay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith. The payments shall be applied in accordance with Section 1.5(D).

                  (D) Application of Proceeds. With respect to the prepayments described in subsections 1.5(A), (B) and (C), such prepayments shall be applied to reduce the outstanding principal balance of the Revolving Loans but not as a permanent reduction of the Revolving Loan Commitment. Any such prepayment of Revolving Loans shall be applied first to Index Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid, in each case in a manner which minimizes any resulting Breakage Fee.

                  (E) Letter of Credit Liability. In the event any Letters of Credit are outstanding at the time that Borrower prepays the Obligations or terminates the Revolving Loan Commitment, then (a) with respect to each such Letter of Credit, Borrower shall deliver to Agent for the benefit of all Lenders with a Revolving Loan Commitment a letter of credit in the same currency that such Letter of Credit is payable, with a term that extends 60 days beyond the expiration date of such Letter of Credit, issued by a bank satisfactory to Agent and in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit

Liability with respect to such Letter of Credit, which letter of credit shall be drawable by Agent to reimburse payments of drafts drawn under such Letter of Credit and to pay any fees and expenses related thereto, and (b) Borrower shall prepay the fee payable under subsection 1.2(C) with respect to all such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower.

         1.6 Maturity. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations shall become due and payable upon termination of the Credit Agreement. Until all Obligations have been fully paid and satisfied, the Revolving Loan Commitment has been terminated and all Letters of Credit have been terminated, Agent shall be entitled to retain the Liens in the Collateral granted under the Security Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws.

         1.7 Loan Accounts. Agent will maintain separate loan account records for all Revolving Loans, and all interest charges and payments thereof,
(b) all Letter of Credit Liability, (c) the charging and payment of all fees, costs and expenses relating to Revolving Loans and (d) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lenders, provided that any failure by Agent to so record shall not limit or affect Borrower's obligation to pay. Within five (5) Business Days of the first of each month, Agent shall provide a statement for each loan account setting forth the principal of each account and interest due thereon. Borrower must deliver a written objection within sixty (60) days after receipt of the statement or the statement will be presumptive evidence of the Obligations absent manifest error. During the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Agent and each Lender shall have the continuing exclusive right to thereafter apply payments in any manner it deems appropriate.

         1.8      Yield Protection.

                  (A) Capital Adequacy and Other Adjustments. In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (B) Increased Funding Costs. If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Borrower shall from time to time within fifteen (15) days after notice and demand from Agent (together with the certificate referred to in the next sentence) pay to Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent on behalf of all such affected Lenders to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

         1.9      Taxes.

                  (A) No Deductions. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding such taxes to the extent imposed on Agent's or a Lender's net income by the jurisdiction in which Agent or such Lender is organized, resident or carrying on business. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder or under any Loan Document to any Lender or Agent, then (i) the sum payable hereunder or under any Loan Document shall be increased as may be necessary so that, after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 1.9), Agent or Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

                  (B) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

                           (a) does or shall subject Agent or any Lender to any tax of any kind whatsoever or causes the withdrawal or termination of a previously granted tax exemption with respect to this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes or capital taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state, provincial or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or Lender); or

                           (b) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent or Lender, upon its demand, any additional amounts necessary to compensate Agent or Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or Lender with respect to this Agreement or the other Loan Documents. If Agent or Lender becomes entitled to claim any additional amounts pursuant to this subsection 1.9(B), it shall promptly notify Borrower of the event by reason of which Agent or Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (C)      Withholding.

                                    (i)      Lenders. Each Lender organized
under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made in US Dollars under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent (1) a properly completed and executed Internal Revenue Service Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption") or (2) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent. If a Foreign Lender is entitled to an exemption with respect to US Dollar payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

         1.10     Optional Prepayment/Replacement of Lenders. Within fifteen
(15) days after receipt by Borrower of written notice and demand from any Lender for payment pursuant to subsection 1.8 or 1.9 or, as provided in subsection 8.3(C), in the case of certain refusals by any

Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders (any such Lender demanding such payment or refusing to so consent being referred to herein as an "Affected Lender"), Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

                  (A) Borrower may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its commitments hereunder within ninety (90) days following notice of Borrower's intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of subsection 8.1, provided that Borrower has reimbursed such Affected Lender for any administrative fee payable pursuant to subsection 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to subsection 1.8 or 1.9, paid all amounts required to be paid to such Affected Lender pursuant to subsection 1.8 or 1.9 through the date of such sale and assignment; or

                  (B) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Revolving Loan Commitment, in which case the Revolving Loan Commitment will be reduced by the amount of such Pro Rata Share. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the Revolving Loan Commitment.

         1.11     Liability Unconditional.

                  Borrower hereby agrees that it is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Agent, L/C Issuer and the Lenders by Borrower. Borrower agrees that its liability shall be absolute and unconditional, irrespective of, and unaffected by,

                  (A) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which Borrower is or may become a party;

                  (B) the absence of any action to enforce this Agreement or any other Loan Document or the waiver or consent by the Agent or the Lenders with respect to any of the provisions thereof;

                  (C) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Agent or any Lender in respect thereof (including the release of any such security);

                  (D)      the insolvency of Borrower; or

                  (E) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by Borrower that its obligations as confirmed under this subsection 1.11 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or any Lender to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, Borrower. It is agreed among Borrower, Agent, the L/C Issuer and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this subsection 1.11 and such waivers, each Lender would decline to enter into this Agreement.

                                   SECTION 2.

                              AFFIRMATIVE COVENANTS

                  Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations and termination of the obligations of Lenders with respect to all Letters of Credit, Borrower shall perform and comply with, and shall cause each of the other Loan Parties to perform and comply with, all covenants in this Section 2 applicable to such Person.

         2.1 Compliance With Laws and Contractual Obligations. Borrower will (a) comply with and will cause each of its Restricted Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or its Restricted Subsidiaries are now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of Borrower or such Restricted Subsidiary, as applicable, other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and will cause each of its Subsidiaries to maintain or obtain, all licenses, qualifications and permits now held or hereafter required to be held by Borrower and its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. This subsection 2.1 shall not preclude Borrower or any

Restricted Subsidiary from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP. Borrower represents and warrants that it (i) is in compliance and each of its Restricted Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above.

                  "Contractual Obligations," as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Related Transactions Documents.

         2.2 Maintenance of Properties; Insurance. Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrower and its Restricted Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, (a) public liability and property damage insurance with respect to its business and properties and the business and properties of its Restricted Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and (b) flood hazard insurance on each Mortgaged Property that is located in a "special flood hazard area" (as defined in 12 CFR Section 22.2(k)), in each case in amounts acceptable to Agent and will deliver evidence thereof to Agent. Borrower will maintain business interruption insurance providing coverage for a period of at least six months and in an amount not less than $30,000,000. Borrower shall cause Agent, pursuant to endorsements and/or assignments in form and substance reasonably satisfactory to Agent, to be named as lender's loss payee in the case of casualty insurance, additional insured in the case of all liability insurance and assignee in the case of all business interruption insurance, in each case for the benefit of Agent and Lenders, but without liability for any premiums. All insurance policies shall provide for at least thirty (30) days' prior written notice to Agent of any cancellations or reduction of coverage and that Agent may act as attorney for Borrower and Borrower's Restricted Subsidiaries in obtaining, and at any time an Event of Default has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower represents and warrants that it and each of its Restricted Subsidiaries currently maintains all material properties as set forth above and maintains all insurance described above. In the event Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower's expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect Borrower's and its Restricted Subsidiaries' interests. The coverage purchased by Agent may not pay any claim made by Borrower or its Restricted Subsidiaries or any claim that is made against Borrower or its Restricted Subsidiaries in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The cost of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

         2.3 Inspection; Lender Meeting. Borrower shall permit any authorized representatives of Agent to visit and inspect any of the properties of Borrower or any of its Restricted Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public or chartered accountants, as applicable, at such reasonable times during normal business hours and as often as may be reasonably requested. Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, Borrower will participate and will cause its key management personnel to participate in a meeting with Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent.

         2.4 Organizational Existence. Except as otherwise permitted by subsection 3.6, Borrower will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

         2.5      Further Assurances.

                  (A) Borrower shall and shall cause each Loan Party to, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

                  (B) In the event any Loan Party acquires an interest in real property after the Closing Date, Borrower shall and shall cause each Loan Party to deliver to Agent a fully executed mortgage, deed of trust or hypothec, as applicable, over such real property in form and substance satisfactory to Agent, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be required by Agent and are consistent with requirements imposed with respect to real property interests of such Loan Parties at the Closing Date.

                  (C) Borrower shall cause each Person, upon its becoming a Restricted Subsidiary of Borrower, promptly to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a Lien in the real, personal and mixed property of such Person to secure the Obligations. In addition, all of the capital stock of such Restricted Subsidiary shall be pledged to Agent, for the benefit of Agent and Lenders. The documentation for such guaranty and security shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent.

         2.6 Holding Company. In the event that a majority of Borrower's outstanding capital stock shall at any time be owned by a corporation or other entity (other than an individual) (a "Holding Company"), Borrower shall cause such Holding Company to guaranty the Obligations, to pledge to the Agent, for the benefit of Lenders, all of the capital stock of Borrower owned by such Holding Company, and to grant to Agent, for the benefit of Lenders, a Lien in all of such Holding Company's assets. In addition, if any holding company is formed or acquired for the purpose of owning the stock of Borrower's Restricted Subsidiaries, Borrower shall cause such holding company to guaranty the Obligations and to pledge to the Agent, for the benefit of Lenders, all of the capital stock of such Restricted Subsidiaries.

         2.7 Environmental Matters. Borrower shall and shall cause each of its Subsidiaries to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after Borrower, any of its Subsidiaries or any other Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to Borrower or its Subsidiaries in excess of $50,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by Borrower, any of its Subsidiaries or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $50,000, in each case whether or not the Environmental Protection Agency or any governmental authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by Borrower or any of its Subsidiaries or any other Person under the control of Borrower or any of its Subsidiaries or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then Borrower and its Subsidiaries shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and
(ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder. Without limiting the generality of the foregoing, Borrower will cause Tech Industries to report, to the extent required by and in accordance with the requirements of the Rhode Island Department of Environmental Management, elevated arsenic and TPH in ground water at Tech Industries' facilities in Woonsocket, Rhode Island.

         2.8 Dissolution of Certain Subsidiaries. Borrower has caused each of 84 Fairmount Street Limited Partnership and Fairmount Realty Associates to be dissolved and liquidated.

                                   SECTION 3.

                               NEGATIVE COVENANTS

                  Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations and termination of the obligations of Lenders with respect to all Letters of Credit, Borrower shall perform and comply with, and shall cause each of the other Loan Parties to perform and comply with, all covenants in this Section 3 applicable to such Person.

         3.1 Indebtedness. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation) except:

                  (A)      the Obligations;

                  (B) intercompany Indebtedness arising from loans made by Borrower to its Restricted Subsidiaries in the ordinary course of business; provided, however, that upon the request of Agent at any time, such Indebtedness owing by any Restricted Subsidiary that is a Loan Party shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations;

                  (C) Indebtedness evidenced by (i) the Senior Notes and any guaranties thereof in an aggregate outstanding principal amount not to exceed $180,000,000, together with interest accrued thereon and (ii) the Senior Defeased Notes and any guaranties thereof in an aggregate outstanding principal amount of $110,000,000, together with interest thereon, provided Borrower has satisfied all the conditions to Covenant Defeasance set forth in Article VIII of the Senior Defeased Indenture;

                  (D) Indebtedness incurred after the Closing Date not to exceed $8,000,000 (or the equivalent thereof in another currency) in the aggregate for Borrower and its Restricted Subsidiaries on a Consolidated basis at any time outstanding secured by purchase money Liens that are Permitted Encumbrances or incurred with respect to capital leases;

                  (E) unsecured Indebtedness incurred after the Closing Date not to exceed $1,500,000 (or the equivalent thereof in another currency) in the aggregate at any time outstanding which is subordinated to the Obligations in a manner satisfactory to Agent and Requisite Lenders;

                  (F) Indebtedness outstanding at the Closing Date and shown on Schedule 3.1;

                  (G) Indebtedness with respect to the Chase Warrant and the Heller Warrant;

                  (H) intercompany Indebtedness arising from loans made by Subsidiaries to Borrower and its Restricted Subsidiaries; provided, however, that such Indebtedness shall be evidenced by promissory notes having terms reasonably satisfactory to Agent and all such Indebtedness shall be subordinated to the Obligations in a manner satisfactory to Agent; and

                  (I) Indebtedness of Borrower or any of its Restricted Subsidiaries under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement entered into in the ordinary course of business and designed to alter the risks arising from fluctuations in currency values not to exceed $15,000,000 in the aggregate at any time outstanding, in each case whether contingent or matured, so long as such agreement is not speculative and has been approved by Agent (such approval not to be unreasonably withheld).

                  Each of the classifications of Indebtedness permitted to be incurred pursuant to subparts (A) through (I) hereof shall be deemed to be separate and independent of the other classifications and, in the event any such Indebtedness meets the criteria of more than one of the classifications of Indebtedness described in subparts (A) through (I) permitted to be incurred thereunder, Borrower will only be required to include the amount and type of such Indebtedness in one of such classifications.

         3.2      Liens and Related Matters.

                  (A) No Liens. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

                  "Permitted Encumbrances" means the following:

                           (1)      Liens (other than any Lien relating to
Environmental Claims or imposed by ERISA or any rule or regulation promulgated thereunder) for taxes, assessments or other governmental charges not yet due and payable;

                           (2)      statutory Liens of landlords, carriers,
warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being diligently contested in good faith in a manner which stays enforcement of such Liens, provided that appropriate provisions shall have been established therefor in accordance with GAAP;

                           (3)      Liens (other than any Lien relating to
Environmental Claims or imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (4)      deposits, in an aggregate amount for
Borrower and its Restricted Subsidiaries on a Consolidated basis not to exceed $750,000 (or the equivalent thereof in another currency), made after the Closing Date in the ordinary course of business to secure liability to insurance carriers;

                           (5)      Liens for purchase money obligations;
provided that: (a) the Indebtedness secured by any such Lien is permitted under subsection 3.1; (b) any such Lien encumbers only the asset so purchased; and (c) the Indebtedness secured by such Lien is incurred within ninety (90) days after the purchase of such asset;

                           (6)      any attachment or judgment Lien not
constituting an Event of Default under subsection 6.1(H);

                           (7)      easements, rights of way, zoning
restrictions, licenses and other similar charges or encumbrances affecting the use of real property and not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Restricted Subsidiaries;

                           (8)      any interest or title of a lessor or
sublessor under any lease permitted by subsection 4.1;

                           (9)      Liens in favor of Agent, for the benefit of
Agent and Lenders;

                           (10)     Liens existing on the date hereof and
renewals and extensions thereof, which Liens are set forth on Schedule 3.2(A)(10) hereto;

                           (11)     Liens arising from filing UCC or PPSA
financing statements regarding leases permitted by this Agreement;

                           (12)     Liens on Equity Interests of Unrestricted
Subsidiaries securing Indebtedness of Unrestricted Subsidiaries that is permitted hereunder;

                           (13)     Liens on assets of Unrestricted Subsidiaries
securing Indebtedness of Unrestricted Subsidiaries that is permitted hereunder;

                           (14)     customary non-assignment provisions in
leases entered into in the ordinary course of business and consistent with past practices; and

                           (15)     any other Lien not expressly permitted by
clauses (1) through (14) above, so long as such other Liens do not secure claims exceeding $2,000,000 in the aggregate at any time outstanding.

                  Each of the classifications of Permitted Encumbrances permitted to be incurred pursuant to subparts (1) through (15) hereof shall be deemed to be separate and independent of the other classifications and, in the event any such Permitted Encumbrance meets the criteria of more than one of the classifications of Permitted Encumbrances described in subparts (1) through (15) permitted to be incurred hereunder, Borrower will only be required to include the amount and type of such Permitted Encumbrance in one of such classifications.

                  (B) No Negative Pledges. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to enter into or assume any agreement (other than the Loan Documents and other than as provided in the Senior Note Documents as in effect on the Closing Date) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

                  (C) No Restrictions on Restricted Subsidiary Distributions to a Borrower. Except as provided herein or under the Senior Note Indenture, Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to: (1) pay dividends or make any other distribution on any of such Restricted Subsidiary's capital stock owned by Borrower or any other Restricted Subsidiary; (2) pay any Indebtedness owed to Borrower or any other Restricted Subsidiary; (3) make loans or advances to Borrower or any other Restricted Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Restricted Subsidiary.

         3.3 Investments. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to make or own any Investment, except:

                  (A) Borrower and its Restricted Subsidiaries may make and own Investments in Cash Equivalents; provided that such Cash Equivalents are not subject to setoff rights;

                  (B) Borrower may make intercompany loans to its Restricted Subsidiaries that are Loan Parties to the extent permitted under subsection 3.1(B), and Borrower's Restricted Subsidiaries may make intercompany loans to Borrower and its Restricted Subsidiaries that are Loan Parties to the extent permitted under subsection 3.1(H);

                  (C) Loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 to any individual employee and, when aggregated with the outstanding principal amount of the loan to Jack L. Watts described on Subschedule 7.4, $2,000,000 in the aggregate for Borrower and all of its Restricted Subsidiaries at any time outstanding;

                  (D) Investments existing on the Closing Date and set forth in Subschedule 7.4 and extensions and renewals thereof, including promotional loans of equipment to customers pursuant to the terms of subsection 3.7(c);

                  (E) Investments received in exchange for settlement of claims with Account debtors;

                  (F) Investments received in exchange for any other permitted Investment in conjunction with or as a result of any bankruptcy or insolvency proceeding, reorganization or recapitalization of the issuer of such other Investment or as a result of a foreclosure with respect to any secured permitted Investment or other transfer of title with respect to any secured permitted Investment in default;

                  (G) Investments (including intercompany loans) made after the Closing Date in Unrestricted Subsidiaries and Restricted Subsidiaries which are not Loan Parties; provided, however, that no single Investment (or series of related Investments) made in any such Subsidiary shall exceed $5,000,000 and the aggregate amount of all such Investments shall not exceed $10,000,000 outstanding at any time (measured by the fair market value of such Investment as of the date made); provided further, that the aggregate amount of all such Investments in each of Asesoria Maxima, S.A. de C.V. or Tech Industries U.K. Ltd. shall not exceed $25,000 outstanding at any time;

                  (H) Investments made after the Closing Date in any of the Mexican Restricted Subsidiary, Portola GmbH, or Portola s.r.o., or in joint ventures with Greiner AG or its affiliates, not to exceed $10,600,000 in the aggregate amount at any one time outstanding (measured by the fair market value of such Investment as of the date made); and

                  (I) Investments made after the Closing Date in Persons, including Subsidiaries, principally engaged in similar lines of business to that of Borrower or Borrower's existing Restricted Subsidiaries that are Loan Parties as of the Closing Date (including the packaging or product integrity business) not to exceed the sum of (1) $10,000,000 plus (2) the aggregate net cash proceeds from the issuance of capital stock or other equity securities of Borrower after the Closing Date which are contributed as additional paid-in capital to Borrower and are at all times prior to the making of any such Investment held by Borrower in a segregated account and not co-mingled with any other funds of Borrower or its Subsidiaries (less all of such net cash proceeds used or otherwise segregated to repurchase Senior Notes or capital stock or other equity securities of Borrower or applied for other purposes) in aggregate amount at any one time outstanding (measured by the fair market value of such Investment as of the date made); and

                  (J) currency hedging agreements entered into in compliance with Section 3.1(I).

                  Each of the classifications of Investments permitted to be made pursuant to subparts (A) through (J) hereof shall be deemed to be separate and independent of the other classifications and, in the event any such Investment meets the criteria of more than one of the classifications of Investments described in subparts (A) through (J) permitted to be made thereunder, Borrower will only be required to include the amount and type of such Investment in one of such classifications.

                  For purposes of calculating the aggregate amount of Investments permitted to be outstanding at any one time pursuant to clauses (G),
(H) and (I), (i) to the extent the consideration for any such Investment consists of Equity Interests (other than Disqualified Stock) of Borrower, the value of the Equity Interests so issued will be ignored in determining the amount of such Investment, (ii) the aggregate amount of such Investments made by Borrower and its Restricted Subsidiaries will be decreased (but not below zero) by an amount equal to the cash return of capital to Borrower or a Restricted Subsidiary with respect to such an Investment that is sold for cash or otherwise liquidated or repaid for cash (less, in each case, the cost of disposition, including applicable taxes, if any), provided, however, that in no event shall the aggregate amount of such Investments so permitted be increased above the amounts specified in such clauses (G), (H) and (I), and (iii) in the case of an Investment made by issuing letters of credit (or reimbursement agreements in respect thereof), the aggregate amount of such

Investments will be decreased by the amount remaining unpaid thereunder upon termination of Borrower's obligations thereunder.

                  "Investment" means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Restricted Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, or ownership interest in, any other Person; and (ii) any direct or indirect loan, advance or capital contribution by Borrower or any of its Restricted Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. The term "Investment" shall not include any guaranty of the Senior Notes by any of Borrower's Subsidiaries.

                  "Cash Equivalents" means: (i) marketable direct obligations issued or unconditionally guarantied by the United States, the United Kingdom or Canadian Government or issued by any agency thereof and backed by the full faith and credit of the United States, the United Kingdom, Canada, the European Central Bank or any National Central Bank of an EU member state, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Group or at least P-1 from Moody's Investors Service, Inc.; (iii) (a) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any
Schedule I Bank organized under the laws of Canada having combined capital and surplus of not less than $500,000,000 or (b) certificates of deposit issued in London, England, and maturing within one (1) year from the date of issuance thereof issued by an authorized institution under the Banking Act 1987 with ratings of at least A-1 from Standard & Poor's Ratings Group or at least P-1 from Moody's Investors Service, Inc. or at least A-1 from Fitch IBCA, Inc.; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation or the Canadian Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation which invest substantially all of such funds' assets in investments satisfying the requirements of clauses (i) through (iv) above.

         3.4 Contingent Obligations. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except:

                  (A)      Letter of Credit Liability;

                  (B)      guaranties of the Obligations and of the Senior
Notes;

                  (C) Contingent Obligations of Borrower and the Restricted Subsidiaries under the Loan Documents;

                  (D) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                  (E)      those existing on the Closing Date and described in
Schedule 3.4 annexed hereto;

                  (F) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

                  (G) those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions;

                  (H) those incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $500,000 (or the equivalent thereof in another currency) in aggregate liability;

                  (I) those incurred after the Closing Date with respect to Indebtedness permitted by subsection 3.1 so long as such Contingent Obligations incurred after the Closing Date, in the aggregate at any time outstanding, do not exceed $2,500,000 (or the equivalent thereof in another currency);

                  (J) Contingent Obligations under Interest Rate Agreements approved by Agent in its sole discretion with respect to the Loans;

                  (K) Contingent Obligations consisting of customary indemnification obligations in favor of officers and directors of Borrower and its Restricted Subsidiaries in connection with the performance of their duties for Borrower and its Restricted Subsidiaries to the extent permitted under applicable corporate law;

                  (L) Contingent Obligations consisting of Investments permitted pursuant to subsection 3.3; and

                  (M) any other Contingent Obligation not expressly permitted by clauses (A) through (L) above and incurred after the Closing Date, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $10,000,000 (or the equivalent thereof in another currency).

                  Each of the classifications of Contingent Obligations permitted to be incurred pursuant to subparts (A) through (M) hereof shall be deemed to be separate and independent of the other classifications and, in the event of any such Contingent Obligation meets the criteria of more than one of the classifications of Contingent Obligations described in subparts (A) through
(M) permitted to be incurred hereunder, Borrower will only be required to include the amount and type of such Contingent Obligations in one of such classifications.

                  "Contingent Obligation", as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (v) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         3.5 Restricted Junior Payments. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that:

                  (A)

                           (i)      During the first Loan Year, Borrower may
repurchase the Chase Warrant and the Heller Warrant and may redeem shares of its capital stock, in each case so long as:

                                    (a)      no Default or Event of Default is
then in existence or would be created as a result thereof;

                                    (b)      after giving effect to such
repurchase or redemption, Availability is not less than $5,000,000; and

                                    (c)      the aggregate amount of such
Restricted Junior Payments shall not exceed $10,000,000; and

                           (ii)     During the first Loan Year, and so long as
no Default or Event of Default is than in existence or would be created as a result thereof, Borrower may repurchase the Chase Warrant and the Heller Warrant and may redeem shares of its capital stock with proceeds received by Borrower from its issuance of the Senior Notes in an amount not exceeding $20,000,000 which are at all times prior to any such repurchase or redemption held by Borrower in a segregated account and not co-mingled with any other funds of Borrower or its Subsidiaries;

                  Notwithstanding the foregoing, Borrower may not repurchase the Chase Warrant or the Heller Warrant or redeem shares of its capital stock if either such repurchase would constitute a breach of or result in a default under the Senior Note Documents;

                  (B) Restricted Subsidiaries of Borrower may make Restricted Junior Payments to Borrower;

                  (C) so long as no Default or Event of Default is then in existence, or would occur as a result of such redemption, Borrower may redeem shares of capital stock from any of its employees and directors for the purpose of providing cash to such employee or director in an amount not in excess of such employee's or director's federal and state tax liability from the exercise of stock options granted by Borrower;

                  (D) Borrower may accept delivery of shares of its capital stock from any of its employees and directors in payment of all or any portion of the exercise price of stock options granted by Borrower;

                  (E) so long as no Default or Event of Default is then in existence, or would occur as a result of such payment, Borrower may pay management fees to PPI Management Company, a California corporation, such fees not to exceed $60,000 in each of Borrower's 2004 and 2005 fiscal years and $75,000 in each fiscal year thereafter; and

                  (F) so long as no Default or Event of Default is then in existence, or would occur as a result of such redemption, Borrower may redeem shares of its capital stock from any of its employees and directors whose employment with Borrower has terminated, other than Jack L. Watts, in an aggregate amount not in excess of $300,000 in any fiscal year of Borrower.

                  "Restricted Junior Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity security of, or ownership interest in, Borrower or any of its Restricted Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of, or ownership interest in, Borrower or any of its Restricted Subsidiaries now or hereafter outstanding;
(iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Obligations; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of, or ownership interest in, Borrower or any of its Restricted Subsidiaries now or hereafter outstanding.

         3.6 Restriction on Fundamental Changes. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to: (a) amend, modify or waive any term or provision of its organizational documents, including, without limitation, its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement unless required by law; (b) enter into any transaction of merger, amalgamation or consolidation except, upon not less than five (5) Business Days' prior written notice to Agent, any wholly-owned Restricted Subsidiary of Borrower may be merged or amalgamated with or into Borrower (provided that Borrower is the surviving entity) or any other wholly-owned Restricted Subsidiary of Borrower; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, except in connection with an Investment under subsection 3.3(I).

         3.7 Disposal of Assets or Subsidiary Stock. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Restricted Subsidiaries, whether now owned or hereafter acquired, except for (a) bona fide sales of inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business; (b) Asset Dispositions if all of the following conditions are met: (i) (A) in the case of Asset Dispositions involving assets deemed by Borrower to be no longer useful in the business, the market value of such assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $500,000 (or the equivalent thereof in another currency) and the aggregate market value of such assets sold or otherwise disposed of by Borrower and its Restricted Subsidiaries in any fiscal year of Borrower does not exceed $2,500,000 (or the equivalent thereof in another currency) and (B) in the case of Asset Dispositions involving other assets, the market value of such assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $1,000,000 (or the equivalent thereof in another currency) and the aggregate market value of such assets sold or otherwise disposed of by Borrower and its Restricted Subsidiaries in any fiscal year of Borrower does not exceed $5,000,000 (or the equivalent thereof in another currency); (ii) the consideration received is at least equal to the fair market value of such assets; (iii) at least eighty percent (80%) of the consideration received is cash (exclusive of non-cash consideration received in the form of promissory notes in an aggregate amount not in excess of $3,000,000 during the term of this Agreement); (iv) after giving effect to the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement; and (v) no Default or Event of Default then exists or would result from such Asset Disposition; (c) loans and leases of equipment in the ordinary course of business of Borrower, provided that the aggregate value of all such equipment that is loaned during any fiscal year of Borrower shall not exceed one and one-fifth percent (1.2%) of Borrower's total annual sales revenues for the immediately preceding fiscal year; (d) Asset Dispositions the net proceeds of which are used to purchase replacement assets within ninety (90) days of such Asset Disposition. Notwithstanding the foregoing, Borrower may sell all or any portion of the Chino Property, the Sumter Property or the Faulstich Property so long as such sale complies with the requirements of this subsection 3.7(b)(ii),
(iii), (iv) and (v); and (e) any Restricted Subsidiary may convey all or any portion of its property and assets to Borrower or to any Restricted Subsidiary that is a Loan Party. In the event that Borrower or any Restricted Subsidiary makes an Asset Disposition that, but for the operation of this sentence, would result in Borrower's being obligated to make an Asset Sale Offer (as defined in the Senior Note Indenture), then immediately following such Asset Disposition, the Net Proceeds of such Asset Disposition shall be applied in repayment of the Revolving Loans, and upon such repayment, the Revolving Loan Commitment shall be permanently reduced to the extent necessary to prevent Borrower from being required to make an Asset Sale Offer.

         3.8 Transactions with Affiliates. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Loan Party, except (a) as set forth on Schedule 3.8, (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or any of its Restricted Subsidiaries and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower or such Restricted Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, (c) intercompany Indebtedness permitted pursuant to subsection 3.1, (d) Investments permitted pursuant to subsection 3.3, (e) Restricted Junior Payments permitted pursuant to subsection 3.5, (f) payment of reasonable compensation to officers and employees for services actually rendered to Borrower or such Restricted Subsidiary and (g) payment of director's fees for board and committee service not to exceed $500,000 (or the equivalent thereof in another currency) in the aggregate for any fiscal year of Borrower; provided, however, that any employment, stock option, stock purchase or stock grant agreement entered into by Borrower or any of its Restricted Subsidiaries with directors, officers and employees in the ordinary course of business and consistent with the past practice of Borrower or such Restricted Subsidiaries shall not be deemed a transaction with an Affiliate. Notwithstanding the foregoing, unless otherwise approved by Requisite Lenders, no payments may be made with respect to any items set forth as subparts 2, 4, 9, 10, 12, 19 and 24 under the heading "Portola Packaging, Inc." on Schedule 3.8 after the occurrence and during the continuation of a Default or Event of Default or if a Default or Event of Default would result therefrom.

         3.9 Conduct of Business. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to engage in any business other than businesses of the type described on Schedule 3.9.

         3.10 Changes Relating to Indebtedness. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to change or amend the terms of any of its Indebtedness permitted by subsections 3.1 (C) or (F) if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on or principal amount of such Indebtedness; (c) change any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (d) change the prepayment provisions of such Indebtedness;
(e) change the subordination provisions thereof, if any (or the subordination terms of any guaranty thereof, if any); or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrower, any of its Restricted Subsidiaries or Lenders.

         3.11 Fiscal Year. Borrower will not and will not permit any of its Restricted Subsidiaries to change their fiscal year.

         3.12 Press Release; Public Offering Materials. Borrower will not and will not permit any of its Subsidiaries to disclose the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the securities of any Loan Party unless Agent or the applicable Lender has approved the content of any such disclosure.

         3.13 Subsidiaries. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to establish, create or acquire any new Subsidiary not listed on Subschedule 7.7 except in connection with an Investment permitted under subsection 3.3, and provided that upon Agent's request, Borrower shall pledge to Agent, for the benefit of Lenders, all of Borrower's right, title and interest in and to the capital stock of each such Subsidiary that is a Restricted Subsidiary and shall cause each such Subsidiary that is a Restricted Subsidiary to guaranty the Obligations and to grant to Agent, for the benefit of Lenders, a Lien in all of its assets.

         3.14 Bank Accounts. Borrower will not and will not permit any of its Restricted Subsidiaries to establish any new bank accounts without prior written notice to Agent and unless Agent, Borrower or such Restricted Subsidiary and the bank at which the account is to be opened enter into a tri-party agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent in such bank account and agrees to limit its set-off rights on terms satisfactory to Agent.

         3.15 Applications under CCAA. Borrower acknowledges that its business and financial relationships with Agent and Lenders are unique from its relationship with any other of its creditors. Borrower agrees that it shall not and shall not permit any of its Restricted Subsidiaries to file any plan of arrangement under the CCAA ("CCAA Plan") which provides for, or would permit directly or indirectly, Agent or any Lender to be classified with any other creditor of such Borrower for purposes of such CCAA Plan or otherwise.

                  "CCAA" means the Companies' Creditors Arrangement Act (Canada), as the same now exists or may from time to time hereafter be amended, modified or supplemented, together with all official rules, regulations and interpretations thereunder or related thereto.

         3.16 Inactive Subsidiaries. Borrower will not and will not permit any of its Restricted Subsidiaries to make any Investment in or transfer any properties to any of the Inactive Subsidiaries (except for Investments in Tech Industries U.K. Ltd. permitted in Section 3.3(G)). Borrower shall not permit any of the Inactive Subsidiaries to have any assets or liabilities, except for Cap Snap, Inc.'s right to receive payment pursuant to a judgment.

         3.17 Press Release; Public Offering Materials. Borrower agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any governmental authority relating to a public offering of the stock of any Loan Party or Affiliate, using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Loan Party or Affiliate is required to do so under law and then, in any event, such Loan Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure.

         3.18 Hazardous Materials. Borrower shall not and shall not cause or permit its Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by Borrower or any of its Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

                                   SECTION 4.

                          FINANCIAL COVENANTS/REPORTING

                  Borrower covenants and agrees that so long as the Revolving Loan Commitment is in effect and until payment in full of all Obligations and termination of the Obligations of Lenders with respect to all Letters of Credit, Borrower shall perform and comply with, and shall cause each of the other Loan Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.

         4.1 Lease Limits. Borrower will not and will not permit any of its Restricted Subsidiaries directly or indirectly to become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, synthetic lease or similar off-balance sheet financing, if the aggregate amount of all rents (or substantially equivalent payments) paid by Borrower and its Restricted Subsidiaries under all such leases would exceed $6,000,000 (or the equivalent thereof in another currency) in any fiscal year of Borrower.

         4.2 Fixed Charge Coverage. Borrower shall not permit the Fixed Charge Coverage for any twelve (12) month period ending on the last day of each fiscal quarter set forth below to be less than the ratio set forth below for such period.

                 Date                                         Ratio
                 ----                                         -----
February 28, 2004                                         1.00 to 1.00
May 31, 2004                                              1.00 to 1.00
August 31, 2004                                           1.00 to 1.00
November 30, 2004, and the last day of each
fiscal quarter thereafter                                 1.10 to 1.00

         4.3      [Intentionally Omitted.]

         4.4 Maintenance of Minimum Availability Borrower shall maintain an aggregate Availability of at least (a) $3,000,000 at all times other than during a Fixed Asset Draw Period and (b) $5,000,000 at all times during a Fixed Asset Draw Period.

         4.5 Financial Statements and Other Reports. Borrower will maintain, and cause each of its Restricted Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). Borrower will deliver each of the financial statements and other reports described below to Agent (and each Lender in the case of the financial statements and other reports described in subsections (A) through (H), (J), (K) and (L)).

                  (A) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month (including the last month of Borrower's fiscal year), Borrower will deliver (1) the Consolidated balance sheet of Borrower and its Consolidated Subsidiaries, as at the end of such month, and the related Consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current fiscal year of Borrower to the end of such month and (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Restricted Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                  (B) Year-End Financials. As soon as available and in any event within one hundred five (105) days after the end of each fiscal year of Borrower (and on or before the Closing Date in the case of Borrower's 2003 fiscal year), Borrower will deliver (1) the Consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries, as at the end of such year, and the related Consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal year, (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Restricted Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated financial statements from a firm of Certified Public Accountants selected by Borrower and reasonably acceptable to Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement). Borrower shall deliver a copy of each audited or reviewed financial statements of the UK Restricted Subsidiary or either Canadian Restricted Subsidiary that are required to be prepared under applicable law promptly following the preparation of such financial statements.

                  (C) Compliance Certificate. Together with each delivery of financial statements of Borrower and its Consolidated Subsidiaries pursuant to subsections 4.5(A) and 4.5(B) above, Borrower will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.5(C) and attaching thereto a calculation, in form and substance reasonably acceptable to Agent, of Borrower's compliance with the covenants set forth in subsections 4.1, 4.2 and 4.4) signed by Borrower's president, chief executive officer, chief operating officer or chief financial officer.

                  (D) Intercompany Indebtedness Report. As soon as available and in any event within thirty (30) days after the end of each month (including the last month of Borrower's fiscal year), Borrower will deliver a schedule of the outstanding intercompany Indebtedness and Investments of Borrower and its Subsidiaries describing in reasonable detail each such loan

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

outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such loan.

                  (E) Accountants' Reports. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Borrower or its Restricted Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

                  (F) Borrowing Base Certificate and Loan Report. (1) As soon as available and in any event within twenty (20) days after the end of each month, within five (5) Business Days following the sale or disposition of all or any portion of the Chino Property, the Sumter Property or the Faulstich Property or any other Eligible PPE having an appraised value in excess of $500,000, within five (5) Business Days following the consummation of any other transaction or the occurrence of any event that results in a reduction in the Borrowing Base by more than $500,000 (other than sales of Inventory and collection of Accounts in the ordinary course of business), and from time to time upon the request of Agent, Borrower will deliver to Agent a Borrowing Base Certificate (in substantially the same form as Exhibit 4.5(F)) as at the last day of such period; (2) as soon as available and in any event within twenty (20) days after the end of each month, and from time to time upon the request of Agent, Borrower will, and will cause each of its Restricted Subsidiaries to, deliver to Agent an inventory summary report and accounts receivable summary report for Borrower and each of its Restricted Subsidiaries, in form and substance reasonably satisfactory to Agent; (3) upon Agent's request from time to time, Borrower will, and will cause each of its Restricted Subsidiaries to, deliver to Agent an aged trial balance as of the most recent month-end immediately preceding such request of all Accounts and an aged trial balance as of the most recent month-end immediately preceding such request of all accounts payable in form and substance reasonably satisfactory to Agent; (4) upon Agent's request from time to time, Borrower will, and will cause each of its Restricted Subsidiaries to, deliver to Agent a detailed schedule of all Inventory as of the most recent month-end immediately preceding such request in form and substance reasonably satisfactory to Agent; and (5) upon Agent's request from time to time, Borrower will, and will cause each of its Restricted Subsidiaries to, deliver to Agent a detailed schedule of all PPE as of the most recent month-end immediately preceding such request in form and substance reasonably satisfactory to Agent.

                  (G) Management Report. Together with each delivery of financial statements of Borrower pursuant to subsections 4.5(A) and 4.5(B), Borrower will deliver a management report (1) describing the operations and financial condition of Borrower and its Consolidated Subsidiaries for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 4.5(J) and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Borrower and its Consolidated Subsidiaries as at the dates and for the periods indicated.

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

                  (H) Collateral Value Report. Upon the request of Agent, which may be made not more than once each year prior to an Event of Default and at any time while and so long as an Event of Default shall be continuing, Borrower will obtain and deliver to Agent, at Borrower's expense, a report of an independent collateral auditor satisfactory to Agent (which may be, or be affiliated with, a Lender) with respect to the accounts and inventory components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the accounts (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of Borrower) and inventory (including verification as to the value, location and respective types).

                  (I) Appraisals. From time to time, if Agent or any Lender determines that obtaining appraisals is necessary in order for Agent or such Lender to comply with applicable laws or regulations, Agent will, at Borrower's expense, obtain appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current fair market values of all or any portion of the real estate owned by Borrower or any of its Restricted Subsidiaries. In addition to the foregoing, (i) promptly following the Closing Date, Borrower shall obtain and deliver to Agent appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current market values and/or orderly liquidation values of all of the Real Estate and personal property owned by Borrower and its Restricted Subsidiaries and (ii) thereafter from time to time, but in the absence of a Default or Event of Default not more than once during each calendar year, Agent may require Borrower to obtain and deliver to Agent appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current market values and/or orderly liquidation values of all or any portion of the Real Estate and personal property owned by Borrower or any of its Restricted Subsidiaries.

                  (J) Projections. As soon as available and in any event no later than the last day of each of Borrower's fiscal years, Borrower will deliver Projections of Borrower and its Subsidiaries on a Consolidated basis for the forthcoming three fiscal years, year by year, and for the forthcoming fiscal year, quarter by quarter. Notwithstanding the immediately preceding sentence, for each forthcoming fiscal year, projections will be prepared on a consolidated and a Subsidiary by Subsidiary basis.

                  (K) Securities Filings and Press Releases. Promptly upon their becoming available, Borrower will deliver copies of (1) all financial statements, reports, notices and proxy statements sent or made available by Borrower or any of its Restricted Subsidiaries to their security holders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (3) all press releases and other statements made available by Borrower or any of its Restricted Subsidiaries to the public concerning developments in the business of any such Person.

                  (L) Events of Default, Etc. Promptly upon any executive officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower or any of its Restricted Subsidiaries with respect to any such event or condition and a certificate of Borrower's chief executive officer, president or chief operating officer specifying the nature and period of existence of such event or condition and what action Borrower or any of its Restricted Subsidiaries has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice that any Person has given to Borrower or any of its Restricted Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 6.1(B); (3) any event or condition that could reasonably be expected to result in any Material Adverse Effect; (4) any Default or Event of Default under the Senior
Note Indenture, Borrower's making of any Change of Control Offer or Asset Sale Offer (each as defined in the Senior Note Indenture) or Borrower's receipt of notice of acceleration of the Senior Notes; or (5) any default or event of default with respect to any other Indebtedness of Borrower or any of its Restricted Subsidiaries.

                  (M) Litigation. Promptly upon any executive officer of Borrower obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

                  (N) Notice of Corporate and other Changes. Borrower shall provide prompt written notice of (1) all jurisdictions in which a Loan Party becomes qualified after the Closing Date to transact business, (2) any change after the Closing Date in the authorized and issued equity securities of any Loan Party or any amendment to their articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents, (3) any Subsidiary created or acquired by any Loan Party after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, and (4) any other event that occurs after the Closing Date which would cause any of the representations and warranties in Section 5 of this Agreement or in any other Loan Document to be untrue or misleading in any material respect. The foregoing notice requirement shall not be construed to constitute Requisite Lenders' consent to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

                  (O) Customer Concentration. Borrower shall provide prompt written notice if the Accounts of any customer exceed in the aggregate an amount equal to twenty percent of the aggregate of all Accounts of Borrower at any time.

                  (P) Other Information. With reasonable promptness, Borrower will deliver such other information and data with respect to any Loan Party or any Restricted Subsidiary of any Loan Party as from time to time may be reasonably requested by Agent.

         4.6 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent pursuant to subsection 4.5 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower; (b) changes in accounting principles recommended by a Borrower's certified public accountants and implemented by Borrower; and (c) changes in carrying value of Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments described in clause (c) above resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

                                   SECTION 5.

                         REPRESENTATIONS AND WARRANTIES

                  To induce Agent and Lenders to enter into the Loan Documents, to make Loans and to issue or cause to be issued Letters of Credit, Borrower represents, warrants and covenants to Agent and each Lender that the following statements are and, after giving effect to the Related Transactions, will remain true, correct and complete for so long as the Revolving Loan Commitment hereunder shall be in effect and until payment in full of all Obligations:

         5.1 Disclosure. No representation or warranty of any Loan Party contained in this Agreement, the financial statements referred to in subsection 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

         5.2 No Material Adverse Effect. Since August 31, 2003, except as set forth on Schedule 5.2, there have been no events or changes in facts or circumstances affecting any Loan Party which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

         5.3 No Conflict. The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any governmental authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation of any Loan Party except if such violations, conflicts, breaches or defaults have either been waived on or before the Closing Date or could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         5.4      Organization, Powers, Capitalization and Good Standing.

                  (A) Organization and Powers. Each of the Loan Parties is duly organized, incorporated, amalgamated or continued, validly existing and in good standing under the laws of its jurisdiction of organization, incorporation, amalgamation or continuance and qualified to do business in all jurisdictions where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdiction of organization, incorporation or amalgamation and all jurisdictions in which each Loan Party is qualified to do business are set forth on Schedule 5.4(A). Each of the Loan Parties has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant Liens and security interests in the Collateral and carry out the Related Transactions.

                  (B) Capitalization. The authorized equity securities of each of the Loan Parties is as set forth on Schedule 5.4(B). All issued and outstanding equity securities of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than transfer restrictions under federal and state securities laws, those in favor of Agent for the benefit of Agent and Lenders and those set forth on
Schedule 5.4(B), and such equity securities were issued in compliance with all applicable state, provincial, federal and foreign laws concerning the issuance of securities. The identity of the holders of the equity securities of each of the Loan Parties and for the ten largest shareholders of each Loan Party, the percentage of their fully-diluted ownership of the equity securities of each of the Loan Parties is set forth on Schedule 5.4(B). No shares of the capital stock or other equity securities of any Loan Party, other than those described above, are issued and outstanding. Except as provided in Schedule 5.4(B), there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any equity securities of any such entity.

                  (C) Binding Obligation. This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

         5.5 Financial Statements and Projections. All financial statements concerning Borrower and its Subsidiaries which have been or will hereafter be furnished to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended.

                  (A) The Consolidated balance sheets at August 31, 2003 and the related statement of income of Borrower and its Consolidated Subsidiaries, for the fiscal year then ended, audited by PricewaterhouseCoopers LLP.

                  (B) The unaudited Consolidated balance sheet at October 31, 2003, and the related statement of income of Borrower and its Consolidated Subsidiaries for the period then ended.

The Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to subsection 4.5(J) represent and will represent as of the date thereof the good faith estimate of Borrower and their senior management concerning the most probable course of its business.

         5.6 Title to Properties, Etc. Borrower and its Restricted Subsidiaries have good, marketable and legal title, subject to Permitted Encumbrances, to all their respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. No effective financing statement or other form of Lien notice covering all or any part of any properties or assets of Borrower or its Restricted Subsidiaries is on file in any recording office, except for those in favor of Agent, for the benefit of Lenders, and those relating to Permitted Encumbrances.
Schedule 5.6 sets forth (i) the chief executive office and the office where Borrower and its Restricted Subsidiaries keep their books and records, (ii) any trade name or fictitious business name that Borrower has used or done business under during the past five years, (iii) the location of all Equipment and Inventory of Borrower and its Restricted Subsidiaries, and (iv) a complete and accurate list of all real property owned or leased by Borrower and its Restricted Subsidiaries covered by a Mortgage (the "Mortgaged Property").

         5.7 Intellectual Property. Borrower and each of its Restricted Subsidiaries owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrower or its Restricted Subsidiaries (collectively called "Intellectual Property") and all such Intellectual Property is identified on Schedule 5.7 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. Except as disclosed in Schedule 5.7, the use of such Intellectual Property by Borrower and its Restricted Subsidiaries, does not and has not been alleged by any Person to infringe on the rights of any Person.

         5.8 Investigations, Audits, Etc. Except as set forth on Schedule 5.8, none of Borrower or any of its Subsidiaries, is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

         5.9 Employee Matters. Except as set forth on Schedule 5.9, (a) no Loan Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 5.9, neither Borrower nor any of its Restricted Subsidiaries is party to an employment contract.

         5.10     Solvency. Borrower and each of its Restricted Subsidiaries:
(a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and
(ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

         5.11     [Intentionally Omitted]

         5.12 Use of Proceeds; Margin Regulations. No part of the proceeds of any Loan will be used for "buying" or "carrying" "margin stock" within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. If requested by Agent, Borrower will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form 0-1, as applicable, referred to in Regulation U.

                                   SECTION 6.

                          DEFAULT, RIGHTS AND REMEDIES

         6.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

                  (A) Payment. (1) Failure to pay any installment or other payment of principal of any Loan when due, or to repay Revolving Loans to reduce their balance to the Maximum Revolving Loan Balance or to reimburse any L/C Issuer for any payment made by such L/C Issuer under or in respect of any Letter of Credit when due or (2) failure to pay, within five (5) days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

                  (B) Default in Other Agreements. (1) The occurrence of a Default or Event of Default under the Senior Note Indenture or (2) the occurrence of any event that permits the Senior Note Trustee or any holder of any Senior Notes to require the Borrower to repurchase the Senior Notes or any portion thereof other than as a result of an Asset Sale Offer (as defined in the Senior Note Indenture) or (3) failure of Borrower or any of its Restricted Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans and other than the Senior Notes) or any Contingent Obligations (other than

Contingent Obligations with respect to the Loans or the Senior Notes) or (4) breach or default of Borrower or any of its Restricted Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans and other than the Senior Notes) or any Contingent Obligations (other than Contingent Obligations with respect to the Loans or the Senior Notes), if the effect of such failure to pay, breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $1,000,000 (or the equivalent thereof in another currency) or having an aggregate principal amount in excess of $2,000,000 (or the equivalent thereof in another currency) to become or be declared due prior to their stated maturity; or

                  (C) Breach of Certain Provisions. (1) Failure of Borrower to perform or comply with any term or condition contained in that portion of subsection 2.2 relating to Borrower's obligation to maintain insurance, subsection 2.3, Section 3 or Section 4 or (2) failure of either Borrower or Tech Industries to perform or comply with any term or condition contained in Section 7 of the Security Agreement to which it is a party or (3) failure of either Canadian Restricted Subsidiary to perform or comply with any term or condition contained in Section 7 of the Security Agreement to which it is a party or (4) failure of the UK Restricted Subsidiary to perform or comply with any term or condition contained in clause 5.1(b) of the debenture forming part of the UK Security Documents; or

                  (D) Breach of Warranty. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

                  (E) Other Defaults Under Loan Documents. Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower of notice from Agent or Requisite Lenders of such default or (2) actual knowledge of Borrower or any other Loan Party of such default; or

                  (F) Defaults under Negative Pledge Agreements. Jack L. Watts or Chase Manhattan Capital Corporation defaults in the performance of or compliance with any term contained in the Negative Pledge Agreement to which either is a party (other than occurrences described in other provisions of this subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower of notice from Agent or Requisite Lenders of such default or (2) actual knowledge of Borrower or any other Loan Party of such default; or

                  (G)      Involuntary Bankruptcy; Appointment of Receiver, Etc.
(1) A court enters a decree or order for relief with respect to Borrower or any of its Restricted Subsidiaries in an involuntary case under any Bankruptcy Law, which decree or order is not stayed or other similar relief is not granted under any applicable federal, provincial, state or foreign law; or (2) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged: (a) an involuntary petition, proceeding or case is commenced against Borrower or any of its Restricted Subsidiaries, under any applicable bankruptcy, insolvency, reorganization or other similar law of any jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity); or (b) a decree or order of a court for the appointment of a receiver, receiver-manager, administrator, manager, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Restricted Subsidiaries, or over all or a substantial part of its property, is entered; or (c) an interim receiver, receiver-manager, administrator, manager, trustee or other custodian is appointed without the consent of Borrower or any of its Restricted Subsidiaries, for all or a substantial part of the property of, such Borrower or its Restricted Subsidiary; or

                  (H)      Voluntary Bankruptcy; Appointment of Receiver, Etc.
(1) Borrower or any of its Restricted Subsidiaries commences a voluntary petition, proceeding or case under any Bankruptcy Law or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity), or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, receiver-manager, trustee or other custodian for all or a substantial part of its property; or (2) Borrower or any of its Restricted Subsidiaries makes any assignment for the benefit of creditors; or (3) Borrower or any of its Restricted Subsidiaries is unable, or admits in writing its inability, to pay its debts as they mature, or commits any other act of bankruptcy; or (4) the Board of Directors of Borrower or any of its Restricted Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 6.1(G); or

                  (I) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this subsection 6.1) involving (1) an amount in any individual case in excess of $1,000,000 (or the equivalent thereof in another currency) or (2) an amount in the aggregate at any time in excess of $2,000,000 (or the equivalent thereof in another currency) (in either case to the extent not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its Restricted Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

                  (J) Dissolution. Any order, judgment or decree is entered against Borrower or any of its Restricted Subsidiaries decreeing the dissolution, winding-up or split up of Borrower or any of its Restricted Subsidiaries and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

                  (K) Solvency. Borrower or any of its Restricted Subsidiaries ceases to be solvent (however evidenced or defined and as represented in subsection 5.9) or admits in writing its present or prospective inability to pay its debts as they become due;

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

                  (L) Injunction. Borrower or any of its Restricted Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business for more than fifteen (15) days; or

                  (M) ERISA; Pension Plans. (1) Borrower or any of its Affiliates fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the IRC, any such Person is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (2) an accumulated funding deficiency in excess of $500,000 occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (3) any employee benefit plan loses its status as a qualified plan under the IRC which results in or could reasonably be expected to result in a Material Adverse Effect; or (4) as to any Canadian Pension Plan of Borrower or the other Loan Parties, (i) such Canadian Pension Plan fails to be duly registered under all applicable provincial pension benefits legislation; (ii) Borrower or any other Loan Party fails to perform any material obligation (including fiduciary, funds, investment and administration obligations) required to be performed in connection with such Canadian Pension Plans or fails to perform the funding agreements therefor in a timely fashion or an outstanding material dispute arises concerning the assets held pursuant to any such funding agreement; (iii) Borrower or other Loan Party fails to make in a timely fashion any contributions or premium payment required to be made to such Canadian Pension Plan in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations; (iv) Borrower or other Loan Party fails to withhold any material employee contributions to such Canadian Pension Plan required to be made by way of authorized payroll deduction or to pay such contributions into such Canadian Pension Plan in a timely fashion; (v) Borrower or other Loan Party fails to file or distribute in a timely fashion any material report or disclosure relating to such Canadian Pension Plans required by any applicable laws or regulations; (vi) there shall occur a material improper withdrawal, or application of, the assets of any such Canadian Pension Plan; (vii) a material amount becomes owning by any such Canadian Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute; (viii) any such Canadian Pension Plan fails to be fully funded either on an ongoing basis or on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles); or (ix) any such Canadian Pension Plan becomes the subject of any material investigation, proceeding, action or claim.

                  (N) Environmental Matters. Borrower or any of its Subsidiaries fails to: (1) obtain or maintain any operating licenses or permits required by environmental authorities; (2) begin, continue or complete any remediation activities as required by any environmental authorities; (3) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or (4) comply with any environmental laws; if any such failure, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

                  (O) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

                  (P) Damage; Strike; Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

                  (Q) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

                  (R) Failure of Security. Agent, for the benefit of Agent and Lenders, does not have or ceases to have a valid and perfected first priority Lien in the Collateral (subject to Permitted Encumbrances) or any substantial portion thereof, in each case, for any reason other than the failure of Agent to take any action within its control; or

                  (S)      Change in Control. A Change of Control shall occur.

                  (T) Subordinated Indebtedness. The failure of Borrower or any other creditor of Borrower to comply with the terms of any subordination or intercreditor agreement or any subordination provisions of any note or other document running to the benefit of Agent or Lenders.

                  (U) Income Tax Act. A requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Agent or any Lender or any other Person in respect of Borrower or any of its Subsidiaries or otherwise issued in respect of Borrower or any of its Subsidiaries.

         6.2 Suspension or Termination of Revolving Loan Commitment. Upon the occurrence of any Default or Event of Default, Agent may, and at the request of Requisite Lenders Agent shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders' obligations to make additional Loans or issue or cause to be issued Letters of Credit under the Revolving Loan Commitment; provided that, in the case of a Default, if the subject condition or event is waived by Requisite Lenders or cured within any applicable grace or cure period, the Revolving Loan Commitment shall be reinstated.

         6.3 Acceleration and other Remedies. Upon the occurrence of any Event of Default described in subsections 6.1(G) or 6.1(H), the unpaid principal amount of and accrued interest and fees on the Revolving Loans, the aggregate outstanding Letter of Credit Liability and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Revolving Loan Commitment shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and at the request of the Requisite

Lenders Agent shall, by written notice to Borrower (a) declare all or any portion of the Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and the obligations of Agent, L/C Issuers and Lenders to make Revolving Loans and issue Letters of Credit shall thereupon terminate,
(b) demand that Borrower immediately deposit cash with Agent for the benefit of L/C Issuers in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liability and (c) exercise any other remedies which may be available under the Loan Documents or applicable law. Borrower hereby grants to Agent, for the benefit of L/C Issuers and each Lender with a participation in any Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the Letter of Credit Liability. Any such cash collateral shall be made available by Agent to L/C Issuers to reimburse L/C Issuers for payments of drafts drawn under such Letters of Credit and any fees and expenses of Bank Line Issuers or L/C Issuers with respect to such Letters of Credit and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to Borrower. Borrower shall from time to time execute and deliver to Agent such further documents and instruments as Agent may request with respect to such cash collateral.

         6.4 Performance by Agent. If Borrower or any Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower or such Loan Party after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in subsection 1.2(E) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

         6.5 Appointment of Receiver. Agent and Lenders may appoint, remove and reappoint any person or persons, including any employee or agent of Agent and Lenders to be a receiver (the "Receiver") which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of Borrower and not of Agent or any Lender, and Agent and Lenders shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, its employees or agents. Except as otherwise directed by Agent and Lenders, all money received by such Receiver shall be received in trust for and paid to Agent for the benefit of Lenders. Such Receiver shall have all of the powers and rights of Agent and Lenders described in Section 6. Agent may, either directly or through its agents or nominees, exercise any or all powers and right of a Receiver.

                                   SECTION 7.

                               CONDITIONS TO LOANS

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

                  The obligations of Lenders to make Loans and to issue or cause to be issued Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

         7.1 Conditions to Initial Loans. The obligations of Lenders to make the initial Loans and to issue or cause to be issued Letters of Credit on the Closing Date are, in addition to the conditions precedent specified in subsection 7.2, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of all other conditions precedent listed on Schedule 7.1, all in form and substance, or in a manner, satisfactory to Agent and Lenders, on or prior to January 30, 2004. Until such conditions have been satisfied on the Closing Date, the Existing Credit Agreement shall remain in effect in accordance with its terms. In the event that all of the conditions precedent set forth in this Section 7.1 have not been met and satisfied on or prior to 5:00 p.m. (Chicago time) on January 30, 2004, this Agreement shall automatically terminate and be of no further force and effect (other than with respect to subsections 1.3(D) and 9.1.), and the Existing Credit Agreement shall continue to remain in full force and effect in accordance with its terms.

         7.2 Conditions to All Loans. The obligations of Lenders to make Loans and to issue or cause to be issued Letters of Credit on any date ("Funding Date") are subject to the further conditions precedent set forth below.

                  (A) Agent shall have received a request for an advance of a Loan or the issuance of a Letter of Credit, in each case in accordance with the applicable provisions of subsection 1.1.

                  (B)      The representations and warranties contained in
Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Loan or a Letter of Credit shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty expressly limited by its terms to a specific date and taking into account any amendments to the schedules, subschedules or exhibits as a result of any disclosures made in writing by Borrower to Agent after the Closing Date and approved by Agent and Requisite Lenders in writing.

                  (C) No event shall have occurred and be continuing or would result from the funding or such Loans or the issuance of such Letters of Credit that would constitute an Event of Default or a Default.

                  (D) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making any Loan or from issuing or causing to be issued any Letter of Credit.

                                   SECTION 8.

                     ASSIGNMENT; PARTICIPATION; AGENT; ETC.

         8.1      Assignments and Participations.

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

                  (A) Assignments. Each Lender may from time to time assign, subject to the terms of an Assignment and Acceptance Agreement, its rights and delegate its obligations under this Agreement to another Person, provided that (i) such Lender (excluding GE Capital) shall first obtain the written consent of Agent, which consent shall not be unreasonably withheld; (ii) the Pro Rata Share of the Revolving Loan Commitment being assigned shall in no event be less than the lesser of (a) $10,000,000 and (b) the entire amount of the Pro Rata Share of the Revolving Loan Commitment of the assigning Lender; and
(iii) upon the consummation of each such assignment, the assigning Lender shall pay Agent an administrative fee of $3,500. The administrative fee referred to in clause (iii) of the preceding sentence shall not apply to an assignment described in paragraph (E) below. In the case of an assignment authorized under this subsection 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were an initial Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Pro Rata Share of the Revolving Loan Commitment or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a Lender hereunder.

                  (B) Recording of Assignments. Agent shall maintain at its office in Chicago, Illinois a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the commitments of, and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be presumptive evidence of the amounts due and owing to Lender in the absence of manifest error. Borrower, Agent and each Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

                  (C) Acceptance of Assignment by Agent. Upon its receipt of a duly completed Assignment and Acceptance Agreement executed by an assigning Lender and its assignee (together with the Notes subject to such assignment) and the administrative fee referred to above, Agent shall (subject to the consent of Agent to such assignment, if required) (1) accept such Assignment and Acceptance Agreement, (2) record the information contained therein in the Register and replace Schedule 10.1(B) to reflect such Assignment and Acceptance Agreement and
(3) give prompt notice thereof to Borrower and Lenders. Upon request by Agent, Borrower shall promptly execute and deliver to Agent Notes evidencing the Obligations owed by Borrower to the assignee and, if applicable, the assigning Lender, after giving effect to the assignment. Agent shall cancel the Notes delivered to it by the assigning Lender and deliver the new Notes to the assignee and, unless the assigning Lender has assigned all of its interests under this Agreement, the assigning Lender.

                  (D) Participations. Any Lender may sell participations in all or any part of its Pro Rata Share of the Revolving Loan Commitment to another Person, provided that such Lender (excluding GE Capital) shall first obtain the prior written consent of Agent, which consent shall not be unreasonably withheld, and any such participation shall be in a minimum amount of $10,000,000. All amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (i) any reduction in the principal amount or interest rate payable with respect to any

Loan in which such holder participates; (ii) any extension of the Commitment Termination Date, or the date fixed for any payment of interest payable with respect to any Loan in which such holder participates; or (iii) any release of all or substantially all of the Collateral (except if the sale, disposition or release of such Collateral is permitted under subsection 3.7 or 8.2 or any other Loan Document). Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant, and the participant shall for purposes of subsections 1.8, 1.9, 8.4 and 9.1 be considered to be a Lender hereunder.

                  (E) Transactions with the Federal Reserve Bank; Assignments to Affiliates. Notwithstanding any other provision of this Agreement, any Lender may at any time, following written notice to Agent, (a) create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and (b) assign all or any portion of its funded Loans to an Affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company, to one or more other Lenders or to a Related Fund. For purposes of this paragraph, a "Related Fund" shall mean, with respect to any Lender, a fund or other investment vehicle that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  (F) Other Matters. Except as otherwise provided in this subsection 8.1, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to the provisions of subsection 9.13. Borrower agrees that it will use its best efforts to assist and cooperate with Agent and any Lender in any manner reasonably requested by Agent or such Lender to effect the sale of a participation or an assignment described above, including, without limitation, assistance in the preparation of appropriate disclosure documents or placement memoranda. Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a Lender hereunder unless such Person shall also be capable of making LIBOR Loans.

         8.2      Agent.

                  (A) Appointment. Each Lender hereby designates and appoints GE Capital as its Agent under this Agreement and the other Loan Documents, and Lender hereby irrevocably authorizes GE Capital to execute and deliver the Security Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in this subsection 8.2 and subsections 8.3 and 9.2. The provisions of this subsection 8.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any other Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

                  (B) Nature of Duties. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

                  (C) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of their own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders and, notwithstanding the instructions of Requisite Lenders, Agent shall not have any obligation to take any action if it believes, in good faith, that such action exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with subsection 8.2(E).

                  (D) Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and their duties hereunder or thereunder. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

                  (E) Indemnification. Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrower; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Requisite Lenders until such additional indemnity is furnished. The obligations of Lenders under this subsection 8.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

                  (F) GE Capital Individually. With respect to its obligations under the Revolving Loan Commitment and the Loans made by it, GE Capital shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include GE Capital in its individual capacity as a Lender or one of the Requisite Lenders. GE Capital may lend money to, acquire equity or other ownership interests in, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto.

                  (G)      Successor Agent.

                           (1)      Resignation. Agent may resign from the
performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days'

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

prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

                           (2)      Appointment of Successor. Upon any such
notice of resignation pursuant to clause (1) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrower. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (1) above, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

                           (3)      Successor Agent. Upon the acceptance of any
appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this subsection 8.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                  (H)      Collateral Matters.

                           (1)      Release of Collateral. Lenders hereby
irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Revolving Loan Commitment and payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted); (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) in accordance with the provisions of the next sentence. In addition, with the consent of Requisite Lenders, Agent may release any Lien granted to or held by Agent upon any Collateral having a book value not greater than ten percent (10%) of the total book value of all Collateral, either in a single transaction or in a series of related transactions; provided, however, that in no event will Agent, acting under the authority granted to it pursuant to this sentence, release Collateral having a total book value in excess of twenty percent (20%) of the book value of all Collateral, as determined by Agent, during any calendar year.

                           (2)      Confirmation of Authority; Execution of
Releases. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 8.2(H)(1)), each Lender agrees to confirm in writing, upon request by Agent or Borrower, the authority to release any Collateral conferred upon Agent under clauses (i) and (ii) of subsection 8.2(H)(1). Upon receipt by Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days' prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent upon such Collateral; provided,

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however, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                           (3)      Absence of Duty. Agent shall have no
obligation whatsoever to any Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by Borrower or any Loan Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 8.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by the Security Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that Agent shall exercise the same care which it would in dealing with loans for its own account.

                           (4)      Power of Attorney for Quebec Property. For
the purpose of holding any security granted by any of the Loan Parties pursuant to the laws of the Province of Quebec, Agent shall be the holder of an irrevocable power of attorney for all present and future Lenders. By executing an Assignment and Acceptance, any future Lender shall be deemed to ratify the power of attorney granted to Agent hereunder. Lenders and Loan Parties agree that notwithstanding Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec), Agent may, as the person holding the power of attorney of Lenders, acquire any debenture or other title of indebtedness secured by any hypothec granted by any Loan Party to Agent pursuant to the laws of the Province of Quebec.

                           (5)      Priority of Secured Obligations. Anything in
this Agreement or the other Loan Documents to the contrary notwithstanding, no amount received by Agent or any Lender from any realization on the Collateral or from any right of setoff shall be applied in repayment of the Cash Management Obligations unless and until all of the other Obligations shall have first been paid in full.

                  (I) Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's Lien in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction or any applicable Personal Property Legislation, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such assets to Agent or in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any collateral security for the Loans unless

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

instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

                  (J) Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 6. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

         8.3      Amendments, Consents and Waivers.

                  (A) Except as otherwise provided in subsection 8.2, this subsection 8.3 or in subsection 9.2 and except as to matters set forth in other subsections hereof or in any other Loan Document as requiring only Agent's consent, the consent of Requisite Lenders and Borrower will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents. The consent of Borrower shall constitute consent of all of its Subsidiaries.

                  (B) In the event Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

                  (C) If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement requiring the consent or approval of all Lenders under subsection 9.2, the consent of Requisite Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all such non-consenting Lenders are either replaced or prepaid as described in clauses (A) or (B) below, to either (A) replace the non-consenting Lenders with one or more Replacement Lenders pursuant to subsection 1.10(A) so long as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver or (B) prepay in full the Obligations of the non-consenting Lenders and terminate the non-consenting Lenders' Pro Rata Shares of the Revolving Loan Commitment in accordance with subsection 1.10(B).

         8.4 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all
(A) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to

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

or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

         8.5 Disbursement of Funds. Agent may, on behalf of Lenders, disburse funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower no later than 1:00 p.m. (Chicago, Illinois time) on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this subsection 8.5 shall be without premium or penalty. Nothing in this subsection 8.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of subsection 8.6, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

         8.6      Disbursements of Advances; Payment.

                  (A) Revolving Loan Advances, Payments and Settlements; Interest and Fee Payments.

                           (1)      The Revolving Loan balance may fluctuate
from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 1 or subsection 8.5, Revolving Loan advances and payments will be settled among Agent and Lenders according to the procedures described in this subsection 8.6. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

                           (2)      On the second (2nd) Business Day of each
week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone or telecopy of the amount of each such Lender's Pro Rata

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

Share of the Revolving Loan balance as of the close of business of the (2nd) second Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's required Pro Rata Share of the Revolving Loan balance to such Lender's actual Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. (Chicago, Illinois time) on the Business Day following the Settlement Date.

                           (3)      For purposes of this subsection 8.6(A)(3),
the following terms and conditions will have the meanings indicated:

                           (a) "Daily Loan Balance" means an amount calculated as of the end of each calendar day by subtracting
                  (i) the cumulative principal amount paid by Agent to a Lender on a Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount on a Loan advanced by such Lender to Agent on that Loan from the Closing Date through and including such calendar day.

                           (b) "Daily Interest Rate" means an amount calculated by dividing the interest rate payable to a Lender as of each calendar day by three hundred sixty (360).

                           (c) "Daily Interest Amount" means an amount calculated by multiplying the Daily Loan Balance of a Loan by the associated Daily Interest Rate on that Loan.

                           (d) "Interest Ratio" means a number calculated by dividing the total amount of the interest on a Loan received by Agent with respect to the immediately preceding month by the total amount of interest on that Loan due from Borrower during the immediately preceding month.

On the first (1st) Business Day of each month ("Interest Settlement Date"), Agent will advise each applicable Lender by telephone or telecopy of the amount of such Lender's share of interest and fees on each of the Loans as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement or the applicable Assignment and Acceptance Agreement, as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Assignment and Acceptance Agreement) not later than 3:00 p.m. (Chicago, Illinois time) on the next Business Day following the Interest Settlement Date, such Lender's share of interest and fees on each of the Loans. Such Lender's share of interest on each Loan will be calculated for that Loan by adding together the Daily Interest Amounts for each calendar day of the prior month for that Loan and multiplying the total thereof by the Interest Ratio for that Loan. Such Lender's share of the commitment fee described in subsection 1.2(B) shall be paid and calculated in a manner consistent with the payment and calculation of interest as described in this subsection 8.6(A). Such Lender's share of the Letter of Credit fee described in subsection 1.2(C) with respect to

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

each Letter of Credit shall be calculated based on the average daily amount of such Lender's participation in such Letter of Credit pursuant to subsection 1.1(B) for the period for which such fee is payable and shall be paid on each Interest Settlement Date.

                  (B)      Availability of Lender's Pro Rata Share.

                           (1)      Unless Agent shall have received notice from
a Lender prior to a Funding Date that such Lender will not make available its Pro Rata Share of a Loan requested by Borrower, Agent may assume that such Lender has made such amount available to Agent on the Business Day following the next Settlement Date. If a Lender has not in fact made its Pro Rata Share available to the Agent on such date (any such Lender, a "Defaulting Lender"), then the Defaulting Lender and Borrower severally agree to pay to Agent forthwith on demand such amount without set-off, counterclaim or deduction of any kind, together with interest thereon, for each day from and including the date such amount is made available to Agent by Borrower or such Defaulting Lender to but excluding the date of payment to Agent, at (a) in the case of the Defaulting Lender, the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation or (b) in the case of Borrower, the interest rate applicable under this Agreement with respect to such Loan.

                           (2)      Agent shall not be obligated to transfer to
a Defaulting Lender any payment made by Borrower or any Loan Party to Agent or any amount otherwise received by Agent for application to the Obligations nor shall Defaulting Lender be entitled to the sharing of any interest, fees or other payments hereunder.

                           (3)      For purposes of voting or consenting to
matters with respect to the Loan Documents or any other matters concerning the Loans, a Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lenders Commitments and outstanding Loans shall be deemed to be zero.

                           (4)      Without limiting the generality of the
foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Loan made after any Event of Default or acceleration of the Obligations with respect to any draw on a Letter of Credit.

                  (C)      Return of Payments.

                           (1)      If Agent pays an amount to a Lender under
this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to but excluding the date of repayment to Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

                           (2)      If Agent determines at any time that any
amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any requirement of law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In

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

addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                                   SECTION 9.

                                  MISCELLANEOUS

         9.1 Indemnities. Borrower agrees to indemnify, pay, and hold each Agent, each Lender (individually and in their capacity as L/C Issuers) and their respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions; provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law. This subsection 9.1 and other indemnification provisions contained within the Loan Documents shall survive the termination of this Agreement.

         9.2 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders (or Agent, if expressly set forth herein, in any Note or in any other Loan Document) and the applicable Loan Party; provided, that except to the extent permitted by the applicable Assignment and Acceptance Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (a) increase the Revolving Loan Commitment or any Lender's Pro Rata Share of the Revolving Loan Commitment; (b) reduce the principal of or the rate of interest on any Loan or the fees or other amounts payable with respect to any Loan or Letter of Credit; (c) extend the Commitment Termination Date or any date fixed for any payment of principal, interest or fees; (d) change the definition of the term Requisite Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (e) release Collateral (except if the sale, disposition or release of such Collateral is permitted under subsection 3.7 or 8.2 or any other Loan Document); (f) amend or waive this subsection 9.2 or the definitions of the terms used in this subsection 9.2 insofar as the definitions affect the substance of this subsection 9.2; (g) consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; or
(h) increase any of the advance rates set forth in the Borrowing Base Certificate; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to all Lenders required to take such action. Notwithstanding anything to the contrary in this subsection 9.2, Agent and Borrower may execute amendments to this Agreement

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

and the other Loan Documents for the purpose of correcting typographical errors without the consent of Lenders. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No notice to or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes and, if signed by a Loan Party, on such Loan Party.

         9.3 Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Chicago, Illinois time); (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

                  Notices shall be addressed as follows:

                  If to Borrower:                 PORTOLA PACKAGING, INC.
                                                  890 Faulstich Court
                                                  San Jose, California 95112
                                                  ATTN: President
                                                  Telecopy: (408) 453-8462

                  With copies to:                 Tomlinson Zisko LLP
                                                  200 Page Mill Road, 2nd Floor
                                                  Palo Alto, California 94306
                                                  ATTN: William E. Zisko, Esq.
                                                  Telecopy: (650) 324-1808

                                                  and

                                                  Themistocles G. Michos, Esq.
                                                  720 York Street, #103
                                                  San Francisco, CA 94110
                                                  Telecopy: (415) 723-7203

                  If to Agent or GE Capital:      GENERAL ELECTRIC CAPITAL
                                                  CORPORATION
                                                  500 West Monroe Street
                                                  Chicago, Illinois 60661
                                                  ATTN: [Deal Name] Account
                                                  Officer
                                                  Telecopy: (___) ___-____

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

                  With a copy to:              GENERAL ELECTRIC CAPITAL
                                               CORPORATION
                                               201 High Ridge Road
                                               Stamford, Connecticut 06927-5100
                                               ATTN: Corporate Counsel
                                                     Commercial Finance -
                                                     Merchant Banking
                                               Telecopy: (203) 316-7899

                                               and

                                               GENERAL ELECTRIC CAPITAL
                                               CORPORATION
                                               500 West Monroe Street
                                               Chicago, Illinois 60661
                                               ATTN: Corporate Counsel
                                                     Commercial Finance -
                                                     Merchant Banking
                                               Telecopy: (312) 441-6876

                  If to a Lender:              To the address set forth on the
                                               signature page hereto or in the
                                               applicable Assignment and
                                               Acceptance Agreement

         9.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

         9.5 Marshalling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower makes payment(s) or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

         9.7 Lenders' Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender

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

pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

         9.8 Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

         9.9 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of all Lenders.

         9.11 No Fiduciary Relationship; Limited Liability. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower by Agent or any Lender. Borrower agrees that neither Agent nor any Lender shall have liability to Borrower or any other Person (whether sounding in tort, contract or otherwise) for losses suffered by Borrower or any other Person in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a court of competent jurisdiction. Neither Agent nor any Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.12 Construction. Agent, each Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender and Borrower.

         9.13 Confidentiality. Agent and each Lender agree to exercise their best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrower and not to disclose such information to Persons other than to potential assignees or participants or to Persons employed by or engaged by Agent, a Lender or a Lender's assignees or participants including attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services. The confidentiality provisions contained in this Section 9.13 shall not apply to disclosures (i) required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process or (ii) consisting of general portfolio information that does not identify Borrower. The obligations of Agent and Lenders under this Section 9.13 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this

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

financing executed and delivered by Agent or any Lender prior to the date hereof. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement, shall not apply to the federal tax structure or federal tax treatment of the transactions contemplated by this Agreement, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the transactions contemplated by this Agreement. The preceding sentence is intended to cause the transaction contemplated by this Agreement to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the transaction contemplated by this Agreement or any federal tax matter or federal tax idea related to the transaction contemplated by this Agreement.

         9.14 CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. TO THE EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN
(10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWER OR OF ITS AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWER FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). BORROWER AGREES THAT AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. BORROWER IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER
FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE OTHER THAN THOSE

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WHICH ARE PROTECTED BY ATTORNEY-CLIENT PRIVILEGE OR WHICH CONSTITUTE ATTORNEY
WORK PRODUCT.

         9.15 WAIVER OF JURY TRIAL. BORROWER, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

         9.16 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Letters of Credit and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 1.3(D), 1.8, 1.9 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

         9.17 Entire Agreement. This Agreement, the Notes and the other Loan Documents and the Fee Letter embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

         9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by facsimile transmission and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

         9.19 Judgment Currency. To the extent permitted by applicable law, the obligations of Borrower and any Loan Party in respect to any amount due under this Agreement or any other Loan Document shall, notwithstanding any payment in any other currency (the "Other Currency") (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the "Agreed Currency") that Agent or any Lender may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which Agent or such Lender receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, Borrower or such Loan Party shall pay additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of Borrower or any Loan Party not discharged by

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that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged, continue in full force and effect.

                                   SECTION 10.

                                   DEFINITIONS

         10.1 Certain Defined Terms. The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

                  "Accounts" means all of the following: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations and indebtedness arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) rights in, to and under all purchase orders for goods, services or other property; (c) rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services (whether or not yet earned by performance); and (e) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

                  "Affiliate" means any Person (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, none of Agent, any Lender nor any of their respective Affiliates shall be considered an Affiliate of Borrower or any of its Subsidiaries.

                  "Agent" means GE Capital in its capacity as agent for the Lenders under this Agreement and any successor appointed pursuant to Subsection 8.2(G).

                  "Agreement" means this Credit Agreement (including all schedules, subschedules and exhibits hereto), as the same may from time to time be amended, supplemented or otherwise modified.

                  "Asset Disposition" means the disposition whether by sale, lease, transfer, exchange, loss, damage, destruction, casualty, condemnation or otherwise of any of the following: (a) any of the capital stock or other equity or ownership interest of any of Borrower's Subsidiaries or (b) any or all of the assets of Borrower or any of its Subsidiaries other than sales of inventory in the ordinary course of business.

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                  "Assignment and Acceptance Agreement" means an agreement among
         Agent, a Lender and such Lender's assignee or transferee regarding their respective rights and obligations with respect to assignments of the Loans, the Revolving Loan Commitment and other interests under this Agreement and the other Loan Documents, substantially in the form of
         Exhibit 10.1(A) and with such amendments as the laws of any relevant jurisdiction may require.

                  "Availability" means the Maximum Revolving Loan Balance minus the aggregate outstanding principal balance of Revolving Loans.

                  "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy", the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and The Insolvency Act 1986 (United Kingdom), each as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction and all rules and regulations promulgated thereunder.

                  "Borrower" means Portola Packaging, Inc., a Delaware corporation, and its successors and permitted assigns.

                  "Business Day" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Illinois, the State of California or the Commonwealth of Pennsylvania, or is a day on which banking institutions located in any such states are closed, and (b) with respect to all notices, determinations, fundings and payments in connection with Loans bearing interest at LIBOR, any day that is a Business Day described in clause (a) above and that is also a day on which banks in the City of London are generally open for interbank or foreign exchange transaction.

                  "C$" or "Canadian Dollars" means Canadian dollars, the lawful currency of Canada on the date of this Agreement.

                  "Canadian Pension Plan" means any plan, program or arrangement that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is sponsored, maintained or contributed to by, or to which there is or may be an obligation to contribute by, Borrower or any other Loan Party in respect of any Person's employment in Canada with Borrower or such Loan Party.

                  "Canadian Restricted Subsidiary" means Portola Packaging Canada Ltd., a corporation amalgamated under the laws of Yukon.

                  "Canadian Security Documents" means all instruments, documents and agreements executed by or on behalf of Canadian Restricted Subsidiary or any other Person to guaranty or provide collateral security with respect to the Obligations of Borrower including, without limitation, the Security Agreement, any other security agreement or pledge agreement, any guaranty of the Obligations, any mortgage or deed

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         of trust, any hypothec and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

                  "Capital Expenditures" means, for any period, the sum (without duplication) of the following for Borrower and its Consolidated Subsidiaries on a Consolidated basis: (a) the amount capitalized as capital expenditures for the period, under GAAP, as property, plant, and equipment or similar fixed asset accounts and (b) deposits made in the period in connection with property, plant, and equipment, less deposits of a prior period included above.

                  "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                  "Cash Management Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Change of Control" means (a) any sale, lease, exchange or transfer (in one transaction or in a series of related transactions) of all or substantially all the assets of Borrower to any Person or group of related Persons (other than Permitted Investors), (b) the merger or consolidation of Borrower with or into another corporation or the merger or consolidation of another corporation into Borrower with the effect that immediately after such transaction the stockholders of Borrower immediately prior to such transaction hold less than fifty percent (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the Person surviving such merger or consolidation, (c) (i) prior to Borrower's first Public Equity Offering, the acquisition by any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Permitted Investors) of the ultimate "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than fifty percent (50%) of the voting power of all securities of Borrower generally entitled to vote in the election of directors of Borrower and (ii) after Borrower's first Public Equity Offering, the acquisition by any person or group (defined as set forth in clause (i) above) (other than the Permitted Investors) of more than the greater of (A) forty percent (40%) of the voting power of all securities of Borrower generally entitled to vote in the election of directors of Borrower or (B) the total percentage of the voting power of all securities of Borrower generally entitled to vote in the election of directors of Borrower held by the Permitted Investors in the aggregate at the time of determination, (d) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election by such Board or whose nomination for election by the stockholders of Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of Borrower, (e) the stockholders of Borrower shall approve any plan for the liquidation or

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

         dissolution of Borrower, (f) Jack L. Watts and Related Parties with respect to Jack L. Watts shall at any time fail collectively to own, beneficially and of record, at least 2,200,000 shares of Class B Common Stock of Borrower (as appropriately adjusted to reflect any stock divisions, stock dividends or other similar transactions with respect to such capital stock after the date hereof), (g) Borrower shall at any time fail to own, beneficially and of record, all of the outstanding stock of Canadian Restricted Subsidiary, UK Restricted Subsidiary and Tech Industries or (h) the occurrence of a "Change of Control" (as such term is defined in the Senior Note Indenture). As used in this definition:

                  (x) "Permitted Investors" means Jack L. Watts, JP Morgan Partners (Bank SBIC Manager), Inc. and Related Parties of any of the foregoing; and

                  (y) "Related Party" with respect to any Permitted Investor means (A)(1) any controlling stockholder, eighty percent (80%) (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Permitted Investor or (2) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an eighty percent (80%) or more controlling interest of which consist of such Permitted Investor and/or such other persons referred to in the immediately preceding clause (1) or (B) with respect to JP Morgan Partners (Bank SBIC Manager), Inc., any Person controlled by JP Morgan Partners LLC.

                  "Chase Warrant" means, collectively, the amended and restated Warrant No. 6A dated as of June 30, 1994, issued to JP Morgan Partners (Bank SBIC Manager), Inc. evidencing rights to purchase 2,052,526 shares of Class A Common Stock of Borrower, subject to adjustment as provided therein, and all warrants issued upon transfer, division or combination, or in substitution for, any thereof, in each case, as amended, supplemented or restated from time to time.

                  "Chino Property" means 5002 Lindsay Court, Chino, CA 91710.

                  "Closing Date" means the date on or before January 30, 2004 upon which the conditions set forth in subsection 7.1 have been satisfied or otherwise waived by GE Capital.

                  "Collateral" has the meaning assigned to such term in the Security Documents and shall also include all other property from time to time securing the Obligations.

                  "Consolidated" means, with respect to Borrower, the consolidation in accordance with GAAP (except to the extent that the exclusion of the accounts of Unrestricted Subsidiaries in any such consolidation would not be in accordance with GAAP) of the financial statements, assets, liabilities, stockholders equity, income or expense, as applicable, of Borrower and its Consolidated Subsidiaries or Consolidated Restricted Subsidiaries, as applicable.

                  "Consolidated Restricted Subsidiary" means, with respect to any Person, each Restricted Subsidiary of such Person whose financial statements are consolidated with the financial statements of such Person in accordance with GAAP.

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                  "Consolidated Subsidiary" means, with respect to any Person, each Subsidiary of such Person whose financial statements are consolidated with the financial statements of such Person in accordance with GAAP.

                  "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on or prior to a date that is one year after the Commitment Termination Date.

                  "EBITDA" means, for any period, the sum (without duplication) of the following for Borrower and its Restricted Subsidiaries on a Consolidated basis: (a) Net Income for the period, (b) any provision for (or less any benefit from) income and franchise taxes included in the determination of Net Income, (c) interest expense deducted in the determination of Net Income, (d) amortization and depreciation deducted in determining Net Income, (e) losses (or less gains) from Asset Dispositions or other non-cash items included in the determination of Net Income (excluding sales, expenses or losses related to current assets), (f) extraordinary losses (or less gains), as defined under GAAP, net of related tax effects, included in the determination of Net Income and (g) non-recurring restructuring charges approved by Requisite Lenders, including for Borrower's 2004 fiscal year, severance and relocation costs not exceeding $3,500,000 in the aggregate incurred in connection with (i) relocating operations from Borrower's facilities in California to its facility in Tolleson, Arizona, and (ii) relocating operations from Borrower's South Carolina facility to its facilities in Kingsport, Tennessee and elsewhere, to the extent such costs are deducted in determining Net Income for such period. To the extent EBITDA is being calculated for any period which includes any of the following months, EBITDA for such months shall be deemed to be as follows: January 2003, $2,501,000; February 2003, $3,048,000; March
         2003, $2,910,000; April 2003, $3,147,000; May 2003, $4,587,000; June
         2003, $4,277,000; July 2003, $3,571,000; August 2003, $5,348,000;
         September 2003, $2,928,000; October 2003, $2,201,000; and November
         2003, $2,770,000.

                  "Environmental Claims" means claims, liabilities, investigations, administrative proceedings, whether pending or, to the best of the Borrower's knowledge, threatened, or judgments or orders relating to any Hazardous Materials.

                  "Environmental Laws" means all applicable federal, state, provincial, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata,

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         wildlife, aquatic species and vegetation). Environmental Laws include
         CERCLA; the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, provincial, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes related in any manner to environmental, natural resource or human health and safety matters.

                  "Environmental Liability" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any governmental authority under any Environmental Laws.

                  "Equipment" means all "equipment" (as defined in the UCC), including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Existing Obligations" means the obligations of Borrower arising under and pursuant to the Existing Credit Agreement.

                  "Faulstich Property" means the following parcels of property:
         890 and 898 Faulstich Court, San Jose, California 95112.

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                  "Federal Funds Effective Rate" means, for any day, the
         weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day for such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fixed Asset Draw Period" means any period during which Revolving Credit Exposure is based in part on Fixed Asset Availability (as defined in Exhibit 4.5(F)).

                  "Fixed Charge Coverage" means, for any period, Operating Cash Flow for such period divided by Fixed Charges for such period.

                  "Fixed Charges" means, for any period, the sum of the following for Borrower and its Restricted Subsidiaries on a Consolidated basis: (a) interest expense, net of interest income, included in the determination of Net Income, less (i) amortization of capitalized fees and expenses included in interest expense and incurred with respect to the Related Transactions or the transactions under the Existing Credit Agreement, (ii) amortization of any original issue discount attributable to any warrants included in interest expense and
         (iii) interest paid in kind and included in interest expense, (b) any provision for (benefit from (but only to the extent received in cash)) income or franchise taxes included in the determination of net income,
         (c) increases (decreases) in short-term and long-term deferred tax assets, (d) decreases (increases) in short-term and long-term deferred tax liabilities, (e) scheduled payments of principal with respect to all Indebtedness (including the principal portion of scheduled payments of capital lease obligations but excluding reductions of the Revolving
         Loan) and (f) Restricted Junior Payments made in cash, other than Restricted Payments permitted under subsection 3.5(A). To the extent Fixed Charges are being calculated for any period which includes any of the following months, Fixed Charges for such month shall be deemed to be as follows: January 2003, $912,000; February 2003, $979,000; March 2003, $1,065,000; April 2003, $1,118,000; May 2003, $1,287,000; June
         2003, $2,630,000; July 2003, $1,836,000; August 2003, $3,396,000;
         September 2003, $1,595,000; October 2003, $875,000; and November 2003,
         $1,537,000.

                  "GAAP" means, (a) with respect to Borrower and the Restricted Subsidiaries other than the Canadian Restricted Subsidiary, the UK Restricted Subsidiary and any other Foreign Restricted Subsidiary, generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of `Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination, (b) with respect to the Canadian Restricted Subsidiary, generally accepted accounting principles in Canada as in effect from time to time as set forth in the opinions and pronouncements of the relevant Canadian public and private accounting boards and

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         institutes which are applicable to the circumstances as of the date of determination consistently applied, (c) with respect to the UK Restricted Subsidiary, accounting principles and practices which are from time to time generally acceptable in the United Kingdom and (d) with respect to any other foreign Restricted Subsidiary accounting principles and practices which are from time to time considered generally acceptable or generally accepted accounting principles in such foreign country in accordance with any public or private accounting boards or institutes located in such country.

                  "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

                  "Heller Warrant" means, collectively, the Warrant No. 7A dated as of June 30, 1994, issued to Heller Financial, Inc. in substitution for that certain Warrant No. 3A dated as of October 9, 1992, issued by Portola - California to Heller Financial, Inc., evidencing rights to purchase 440,215 shares of Class A Common Stock of Borrower, subject to adjustment as provided therein, and all warrants issued upon transfer, division or combination, or in substitution for, any thereof, in each case, as amended, supplemented or restated from time to time.

                  "Inactive Subsidiaries" means, collectively, Buyerlink Networks, Inc., a Delaware corporation, Cap Snap, Inc., a California corporation, Cap Snap Seal, Inc., a California corporation, Cap Snap Co., a Delaware corporation, Northern Plastics Corporation -- Puerto Rico, a Pennsylvania corporation, Northern Engineering and Plastics Corporation, a Puerto Rico corporation, Atlantic Packaging Sales, LLC, a Delaware limited liability company and Tech Industries U.K. Ltd., a corporation organized under the laws of Rhode Island.

                  "Indebtedness" as applied to any Person, means: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) any obligation under any lease (a "synthetic lease") treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes; (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (e) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (f) "earnouts" and similar payment obligations; (g) obligations under forward contracts,

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

         future contracts, swaps, options or other financing agreements or arrangements the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices; and (h) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided, that Indebtedness shall exclude obligations of Borrower under the Chase Warrant to the extent that cash in the amount of such obligations is held in a segregated account subject to a control agreement in favor of Agent and in form and substance satisfactory to Agent, and not co-mingled with any other funds of Borrower and its Subsidiaries.

                  "Index Rate Loan" means a Loan bearing interest by reference to the Index Rate.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect any Person against fluctuations in interest rates.

                  "IRC" means the Internal Revenue Code of 1986, as amended from time to time and all rules and regulations promulgated thereunder.

                  "Inventory" means all inventory (including all "inventory," as defined in the UCC or as defined in any other Personal Property Security Legislation), including, without limitation, finished goods, raw materials, work in process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and returned and repossessed goods.

                  "L/C Issuer" means GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion, in such Person's capacity as an issuer of Letter of Credit hereunder and GE Capital as the representative party for the Lenders under risk participation agreements with banks supporting the issuance of Letters of Credit hereunder.

                  "Lender" means, collectively, each Person executing this Agreement as a Lender set forth on the signature pages hereto, and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to subsection 8.1 and the L/C Issuers.

                  "Letters of Credit" means documentary or standby letters of credit, risk participation agreements or guarantees issued for the account of Borrower by L/C Issuers for which Agent and Lenders have incurred Letter of Credit Liability and including, without limitation, the letters of credit issued by Bank of America, N.A. for the account of Borrower in the aggregate undrawn face amount of $793,562.54 as of the date hereof.

                  "Letter of Credit Liability" means all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by L/C Issuers or the purchase of a participation as set forth in Section 1.1(b) with respect to any Letter of Credit. The amount of such Letter of Credit Liability shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto. In case of any Letter of Credit that is issued in a currency other than US Dollars, the corresponding Letter of Credit Liability shall be determined in US Dollars based on the currency exchange rate from time to time applicable to the issuer of such Letter of Credit or, in the case such Letter of Credit is issued by a bank with which L/C issuer has entered into a risk participation agreement, the corresponding Letter of Credit Liability shall be determined in US Dollars based on the currency exchange rate from time to time applicable to L/C Issuer under such risk participation agreement.

                  "LIBOR Loan" means a Loan bearing interest by reference to LIBOR.

                  "Lien" means any lien, hypothec, mortgage, pledge, security interest, charge, encumbrance or governmental levy or assessment of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, hypothec, mortgage, pledge, security interest, charge or encumbrance (excluding the deposit of proceeds of the Senior Notes on the Closing Date with the Senior Defeased Trustee in an amount necessary to defease the Senior Deferred Notes).

                  "Loan" or "Loans" means an advance or advances under the Revolving Loan Commitment.

                  "Loan Documents" means this Agreement, the Notes, the Security Documents, the Negative Pledge Agreements and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for the benefit of Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

                  "Loan Party" means, collectively, Borrower and each Subsidiary thereof which is or becomes a party to any Loan Document.

                  "Master Documentary Agreement" means the Master Agreement for Documentary Letters of Credit to be dated as of the Closing Date between Borrower, as applicant, and GE Capital.

                  "Master Standby Agreement" means the Master Agreement for Standby Letters of Credit to be dated as of the Closing Date between Borrower, as applicant, and GE Capital.

                  "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Restricted Subsidiaries taken as a whole or (b) the impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

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

                  "Mexican Restricted Subsidiary" means Portola Packaging Inc. Mexico, S.A. de C.V., a corporation organized under the laws of Mexico.

                  "Mexican Security Documents" means all instruments, documents and agreements executed by or on behalf of Mexican Restricted Subsidiary or any other Person to guaranty or provide collateral security with respect to the Obligations of Borrower including, without limitation, the Security Agreement, any other security agreement or pledge agreement, any guaranty of the Obligations, any mortgage or deed of trust, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

                  "Mortgage" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Loan Party to Agent, with respect to Mortgaged Property, all in form and substance satisfactory to Agent.

                  "Negative Pledge Agreements" means the Negative Pledge Agreements to be dated as of the Closing Date, to be executed by each of Jack L. Watts, JP Morgan Partners (Bank SBIC Manager), Inc. and the trustees of the Laura D. Bassin and Richard P. Bassin Family Revocable Trusts, in favor of Agent, for the benefit of Lenders as amended, supplemented or restated from time to time thereafter.

                  "Net Income" means, for any period, the net income (or loss) for the period of Borrower and its Restricted Subsidiaries on a Consolidated basis determined in accordance with GAAP, but excluding:
         (a) the income (or loss) of any Person (other than Restricted Subsidiaries of Borrower) in which Borrower or any of its Restricted Subsidiaries has an ownership interest unless received by Borrower or its Restricted Subsidiaries in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Restricted Subsidiary of Borrower or is merged into or consolidated with Borrower.

                  "Net Proceeds" means cash proceeds received by Borrower or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer) and (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

                  "Note" or "Notes" means one or more of the promissory notes of Borrower substantially in the form of Exhibit 10.1(B), or any combination thereof.

                  "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent, any L/C Issuer or any Lender under the Loan Documents including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest, all reimbursement obligations in respect of any Interest Rate Agreements and Letters of Credit, and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under any Bankruptcy Law by or against Borrower, any of its Subsidiaries or any other Loan Party.

                  "Operating Cash Flow" means, for any period (a) EBITDA for such period, less (b) Unfinanced Capital Expenditures for such period, excluding Unfinanced Capital Expenditures made during Fiscal Years 2004 and 2005 in connection with projects undertaken by any of the Mexican Restricted Subsidiary, Portola GmbH or Portola s.r.o. or with Greiner AG or its affiliates (in an aggregate amount not to exceed $4,000,000 during fiscal year 2004 and $6,600,000 during Fiscal Year 2005), less
         (c) all Investments made in cash by Borrower or any of its Restricted Subsidiaries during such period (other than Investments made in Borrower by a Restricted Subsidiary of Borrower), less (d) Other Capitalized Costs, excluding other Capitalized Costs with respect to Borrower's acquisition of Tech Industries. "Other Capitalized Costs," means the gross amount capitalized, for such period, as long term assets (net of cash received in respect of long term assets), other than (i) Capital Expenditures and (ii) fees and expenses capitalized with respect to the Related Transactions or the transactions under the Existing Credit Agreement.

                  "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

                  "(pound)" or "Pounds Sterling" means British pounds sterling or such other lawful currency of the United Kingdom from time to time.

                  "Personal Property Security Legislation" means any applicable personal property security legislation as all such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations thereunder or related thereto.

                  "PPE" means Equipment and Real Estate of Borrower and its Restricted Subsidiaries to the extent classified as property, plant and equipment on Borrower's Consolidated balance sheet prepared in accordance with GAAP.

                  "PPSA" means the Personal Property Security Act (Ontario) as such legislation now exists or may from time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations thereunder or related thereto. Reference to sections of the PPSA shall be construed to also refer to any successor sections.

                  "Priority Payable Reserves" means, at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment or Lien ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral under federal, provincial, state, county, municipal, common or local law including, but not limited, to claims for unremitted and accelerated rents, taxes, wages, workers' compensation obligations, government royalties or pension fund obligations, together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which Agent, acting reasonably, considers may be or may become subject to a right of a supplier to recover possession thereof under any federal, state or provincial law, where such supplier's right may have priority over the security interests, liens or charges securing the Obligations including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada). Agent shall from time to time determine in its reasonable discretion the amount of Priority Payables Reserve and shall deliver written notice of such determination to Borrower and Lenders.

                  "Pro Forma" means the unaudited Consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP (except for the exclusion of the accounts of Unrestricted Subsidiaries in Consolidated financial statements) as of November 30, 2003 after giving effect to the Related Transactions. The Pro Forma is annexed hereto as Schedule 10.1(A).

                  "Pro Rata Share" means (a) with respect to a Lender's obligation to make Revolving Loans and such Lender's right to receive payments of interest and principal with respect thereto and the related commitment fee described in subsection 1.2(B) and with respect to a Lender's obligation to share in Letter of Credit Liability and to receive the related Letter of Credit fee described in subsection 1.2(C), except as otherwise provided in subsection 8.6(A)(3), the percentage obtained by dividing (i) the Revolving Credit Exposure of such Lender by (ii) the aggregate Revolving Credit Exposure of all Lenders and (b) for all other purposes (including, without limitation, the indemnification obligations arising under subsection 8.2(E)) with respect to any Lender, the percentage obtained by dividing (i) the Revolving Credit Exposure of that Lender by (ii) the aggregate Revolving Credit Exposure of all Lenders, in each case as the applicable percentages may be adjusted by assignments permitted pursuant to subsection 8.1. The Pro Rata Shares of each Lender and their respective commitment amounts are set forth on Schedule 10.1(B) hereto.

                  "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

                  "Projections" means Borrower's forecasted Consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary basis on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Public Equity Offering" means a bona fide underwritten sale of common stock of Borrower pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Borrower or its Subsidiaries) that is declared effective by the Securities and Exchange Commission.

                  "Real Estate" means all now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto.

                  "Related Transactions" means the execution and delivery of the Related Transactions Documents, each borrowing under the Revolving Loan on the Closing Date the issuance of the Senior Notes on the Closing Date, the defeasance of the Senior Defeased Notes on the Closing Date and the payment of all fees, costs and expenses associated with all of the foregoing.

                  "Related Transactions Documents" means the Loan Documents, the Senior Note Documents and all other agreements, instruments and documents executed or delivered in connection with the Related Transactions.

                  "Release" means any release, known threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "Requisite Lenders" means Lenders (other than Defaulting Lenders) having (a) sixty-six and two-thirds percent (66-2/3%) or more of the Revolving Loan Commitment or (b) if the Revolving Loan Commitment has been terminated, sixty-six and two-thirds percent (66-2/3%) or more of the aggregate outstanding principal balance of the Loans of all Lenders that are not Defaulting Lenders.

                  "Restricted Subsidiary" means any Subsidiary of Borrower, whether existing on or after the date hereof, unless such Subsidiary is an Unrestricted Subsidiary or is designated an Unrestricted Subsidiary prior to the date it becomes a Subsidiary.

                  "Revolving Credit Exposure" means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving Loan Commitment, such Lender's Revolving Loan Commitment and
         (b) after termination of the Revolving Loan Commitment, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of such Lender plus (ii) the aggregate amount of all participations purchased by such Lender in the outstanding Letter of Credit Liability.

                  "Security Agreement" means those separate security agreements, hypothecs and debentures executed by Borrower and its Restricted Subsidiaries in favor of Agent, and securing Borrower's and its Restricted Subsidiaries' Obligations hereunder and under the Loan Documents.

                  "Security Documents" means, collectively, the US Security Documents, the UK Security Documents, the Canadian Security Documents and the Mexican Security Documents.

                  "Senior Defeased Indenture" means that certain Indenture dated as of October 2, 1995, between Borrower and the Senior Defeased Trustee, as amended, supplemented or restated from time to time.

                  "Senior Defeased Notes" means Borrower's 10 3/4% Senior Notes due October 1, 2005 issued an aggregate principal amount of $110,000,000.

                  "Senior Defeased Trustee" means US Bank.

                  "Senior Note Documents" means the Senior Note Indenture and the other documents, instruments and agreements executed or delivered in connection with the issuance of the Senior Notes.

                  "Senior Note Indenture" means that certain Indenture to be dated as of the Closing Date, between Borrower and the Senior Note Trustee, as amended, supplemented or restated from time to time.

                  "Senior Note Trustee" means, US Bank National Association, as trustee for the holders of the Senior Notes.

                  "Senior Notes" means Borrower's Senior Notes to be issued under the Senior Note Indenture on the Closing Date in an aggregate principal amount of up to $180,000,000.

                  "Subordinated Indebtedness" means Indebtedness of Borrower or any of its Restricted Subsidiaries that is subordinated in right of payment to the Obligations on terms reasonably satisfactory to Agent.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Sumter Property" means 1950 Corporate Way, Sumter, South Carolina 29154.

                  "Tech Industries" means Tech Industries, Inc., a Rhode Island corporation.

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

                  "UK Restricted Subsidiary" means Portola Packaging Limited (U.K.) a corporation organized under the laws of England and Wales.

                  "UK Security Documents" means all instruments, documents and agreements executed by or on behalf of UK Restricted Subsidiary or any other Person to guaranty or provide collateral security with respect to the Obligations of Borrower including, without limitation, the Security Agreement, any other security agreement or pledge agreement, any guaranty of the Obligations, any mortgage or deed of trust, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

                  "Unfinanced Capital Expenditures" means, for any period (a) Capital Expenditures for such period, less (b) the portion of such Capital Expenditures financed under capital leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan).

                  "Unrestricted Subsidiary" means (a) those Subsidiaries designated as Unrestricted Subsidiaries on subschedule 7.7, (b) any Subsidiary of Borrower which at the time of determination is designated an Unrestricted Subsidiary (as designated by the Board of Directors of Borrower as provided below) and (c) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Borrower may designate any Subsidiary (other than Canadian Restricted Subsidiary, U.K. Restricted Subsidiary, Mexican Restricted Subsidiary or Tech Industries) as an Unrestricted Subsidiary so long as (x) neither Borrower nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness or any other obligation or liability of such Subsidiary,
         (y) no default with respect to any Indebtedness or any other obligation or liability of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness or any other obligation or liability of Borrower or any Restricted Subsidiary to declare a default on such other Indebtedness, obligation or liability of Borrower or a Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (z) neither Borrower nor any Restricted Subsidiary shall have made any Investment in such Subsidiary unless such Investment is permitted under subsection
         3.3. Any such designation by the Board of Directors shall be evidenced by a resolution of the Board of Directors delivered to Agent. The Board of Directors of Borrower may designate any Unrestricted Subsidiary as a Restricted Subsidiary at any time in the same manner as it would designate a Subsidiary as an Unrestricted Subsidiary, so long as immediately after such designation as a Restricted Subsidiary, there would be no Default or Event of Default hereunder.

                  "US Dollar", "Dollar" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States of America.

                  "US Security Documents" means all instruments, documents and agreements executed by or on behalf of Borrower or any other Person to guaranty or provide collateral security with respect to the Obligations of Borrower including, without limitation, the Security Agreement, any other security agreement or pledge agreement, any guaranty of the Obligations, any mortgage or deed of trust, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

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

         10.2 Other Definitional Provisions. References to "Sections", "subsections", "Exhibits," "Schedules" and "subschedules" shall be to Sections, subsections, Exhibits, Schedules and subschedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. References to an agreement shall include all amendments, restatements, modifications and supplements to such agreement, subject to such consents or approvals of Agent or any Lenders as may be required by the terms of this Agreement. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                  SECTION 11.
                    RESTATEMENT OF EXISTING CREDIT AGREEMENT

         11.1 Transactions on the Closing Date. The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

                  (A) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;

                  (B) all Existing Obligations outstanding on the Closing Date shall, to the extent not paid on the Closing Date, be deemed to be Obligations outstanding hereunder; and

                  (C) the Security Documents, including the Liens created thereunder in favor of Agent for the benefit of Agent and Lenders or in favor of Agent and Lenders, as applicable, and securing payment of the Existing Obligations, as the same may be amended and/or restated on the Closing Date, shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed; and

                  (D) all references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendments to this Agreement.

                  The parties acknowledge and agree that this Credit Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of the Existing Obligations and that, as of the Closing Date, all such Existing Obligations will in all respects be continued and outstanding as Obligations under this Credit Agreement and the Notes with only the terms being modified from and after the Closing Date as provided in this Credit Agreement, the Notes and the other Loan Documents.

                  Until the earlier of such time as the conditions to the Initial Loans set forth in Subsection 7.1 have been satisfied, or in the event this Agreement is terminated in accordance with Subsection 7.1, the Existing Credit Agreement shall continue to remain in effect in accordance with its terms.

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

                  Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                     PORTOLA PACKAGING, INC.

                                        By: /s/ James A. Taylor
                                            ------------------------------------
                                        Name:   James A. Taylor
                                              ----------------------------------
                                        Title:  President
                                               ---------------------------------

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                     as Agent, an
                                     L/C Issuer and a Lender
                                     By: /s/ Woodrow Broaders
                                         ---------------------------------------
                                     Its: Authorized Signature

                                  SCHEDULE 1.2

                                  PRICING TABLE

Average Daily Availability for
      Calculation Period            Index Rate Margin            LIBOR Margin
------------------------------      -----------------            ------------
    < or = $12,500,000                    1.25%                     2.75%
         > $12,500,000                    1.00%                     2.50%

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit 1.1(A)           -      Funding/Conversion/Continuation Request
Exhibit 4.5(C)           -      Compliance Certificate
Exhibit 4.5(F)           -      Borrowing Base Certificate
Exhibit 10.1(A)          -      Assignment and Acceptance Agreement
Exhibit 10.1(B)          -      Form of Revolving Note

SCHEDULES

Schedule 1.2             -      Pricing Table
Schedule 3.1             -      Existing Indebtedness
Schedule 3.2(A)(10)      -      Liens
Schedule 3.4             -      Contingent Obligations
Schedule 3.8             -      Affiliate Transactions
Schedule 3.9             -      Business Description
Schedule 5.2             -      Material Adverse Effect
Schedule 5.4(A)          -      Jurisdictions of Organization and Qualifications
Schedule 5.4(B)          -      Capitalization
Schedule 5.6             -      Title to Properties, Etc.
Schedule 5.7             -      Intellectual Property
Schedule 5.8             -      Investigations and Audits
Schedule 5.9             -      Employee Matters
Schedule 7.1             -      List of Closing Documents
Subschedule 7.1          -      Litigation
Subschedule 7.2          -      Employee Benefit Plans
Subschedule 7.3          -      Closing Fees
Subschedule 7.4          -      Investments
Subschedule 7.5          -      Derivatives
Subschedule 7.6          -      Bank Accounts
Subschedule 7.7          -      Subsidiaries
Schedule 10.1(A)         -      Pro Forma
Schedule 10.1(B)         -      Pro Rata Shares and Commitment Amounts

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